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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Halliburton Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 2, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Wednesday, May 16, 2007, at 9:00 a.m., local time, at The Woodlands Resort & Conference Center, 2301 North Millbend Drive, The Woodlands, Texas 77380. The Notice of Annual Meeting, proxy statement and proxy card from the Board of Directors are enclosed. The materials provide further information concerning the Annual Meeting.

At the meeting, stockholders are being asked to:

•	elect twelve Directors to serve on the Board of Directors for the coming year;

•	ratify the selection of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for 2007; and

•	consider three stockholder proposals.

Please refer to the proxy statement for detailed information on each of these proposals.

It is very important that your shares are represented and voted at the meeting. Your shares may be voted electronically on the Internet, by telephone or by returning the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted. We would appreciate you informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating.

The continuing interest of our stockholders in the business of Halliburton is appreciated, and we hope you will be able to attend the Annual Meeting.

Sincerely,

David J. Lesar
Chairman of the Board, President
and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be Held May 16, 2007

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Stockholders on Wednesday, May 16, 2007, at 9:00 a.m., local time, at The Woodlands Resort & Conference Center, 2301 North Millbend Drive, The Woodlands, Texas 77380. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect twelve Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year 2007.

3.	To consider and act upon three stockholder proposals, if properly presented at the meeting.

4.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set Monday, March 19, 2007, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

We request that you vote your shares as promptly as possible. If you have shares registered in your own name, you may vote your shares in a number of ways:

•	electronically via the Internet at http://www.proxyvoting.com/hal,

•	by telephone if you are in the U.S. and Canada, by calling 1-866-540-5760 (toll-free), or

•	by marking your votes, dating, signing the proxy card or voting instruction form enclosed and returning it in the postage-paid envelope provided.

If you hold Halliburton shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services.

IF YOU PLAN TO ATTEND:

Attendance at the meeting is limited to stockholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each stockholder holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

By order of the Board of Directors,

Sherry D. Williams
Vice President and Secretary

April 2, 2007

You are urged to vote your shares as promptly as possible by (1) following the enclosed voting instructions to vote via the Internet or by telephone, or (2) marking your votes, dating, signing and returning the enclosed proxy card or voting instruction form.

i

PROXY STATEMENT

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Halliburton Company (“Halliburton”, the “Company”, “we” or “us”). By executing and returning the enclosed proxy or by following the enclosed voting instructions, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the Meeting and each may be accompanied by one guest. Admission to the Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the Meeting will begin at 9:00 a.m. Please note that you may be asked to present valid picture identification, such as a driver’s license or passport when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

If you attend the Meeting, you may vote in person. If you are not present, your shares can be voted only if you have followed the instructions for voting via the Internet or by telephone or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the Meeting.

The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 19, 2007. Halliburton’s common stock, par value $2.50, is the only class of capital stock that is outstanding. As of March 19, 2007, there were 999,325,379 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the Meeting. A complete list of stockholders entitled to vote will be kept at our offices at the address specified below for ten days prior to, and will be available at, the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as election inspectors for the Meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter will be the act of the stockholders. Shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

Each Director shall be elected by the vote of the majority of the votes cast, provided that if the number of nominees exceeds the number of Directors to be elected and any stockholder proposed nominee has not been withdrawn as of the day before we mail proxy materials to stockholders for the annual meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; abstentions will be ignored.

The election inspectors will treat shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, known as broker non-vote shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters.

In accordance with our confidential voting policy, the votes of stockholders will not be disclosed to Halliburton’s officers, Directors or employees, except:

•	as necessary to meet legal requirements and to assert claims for and defend claims against Halliburton;
•	when disclosure is voluntarily made or requested by the stockholder;
•	when the stockholder writes comments on the proxy card; or
•	in the event of a proxy solicitation not approved and recommended by the Board of Directors.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations are independent and are not employees of Halliburton.

This proxy statement, the form of proxy and voting instructions are being sent to stockholders on or about April 2, 2007. Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2006 accompanies this proxy statement. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Our principal executive office is located at 5 Houston Center, 1401 McKinney Street, Suite 2400, Houston, Texas 77010.

ELECTION OF DIRECTORS

(Item 1)

Twelve Directors are to be elected to serve for the ensuing year and until their successors are elected and qualify. Eleven of the nominees listed below are presently Directors of Halliburton. Milton Carroll was elected to the Board of Directors on December 6, 2006. Milton Carroll and Kathleen M. Bader are each proposed for the first time for election to the Board of Directors by the stockholders. Ray L. Hunt, who has served as a Director since 1998, is not standing for re-election for the ensuing year. The common stock represented by the proxies will be voted to elect the twelve nominees as Directors unless we receive contrary instructions. If any of the nominees are unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors. If a suitable substitute is not available, the Board of Directors will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

Information about Nominees for Director

       KATHLEEN M. BADER, 54, Retired Chairman, President and Chief Executive Officer, Nature Works LLC (formerly known as Cargill Dow) (a maker of fibers and packaging from renewable resources); Chairman, President and Chief Executive Officer, Nature Works LLC, 2004-2006; Business Group President, Styrenics & Engineered Products, Dow Chemical Company, 2000-2004; Corporate Vice President, Quality & Business Excellence, Dow Chemical Company, 1999-2004; Global Vice President, Polystyrene Business, Dow Chemical Company, 1995-1999; Vice President, Fabricated Products, North America, Dow Chemical Company, 1993-1995; Director of Textron, Inc. and on the International Board of Directors of Habitat for Humanity.

       ALAN M. BENNETT, 56, Senior Vice President and Chief Financial Officer, Aetna, Inc. (a leading provider of health, dental, group life, disability and long-term care benefits) since 2001; Vice President and Corporate Controller, 1998-2001; Vice President and Director of Internal Audit, 1997-1998; Chief Financial Officer, Aetna Business Resources, 1995-1997; joined Halliburton Company Board in 2006; member of the Audit, the Nominating and Corporate Governance and the Management Oversight Committees; Director of Bausch & Lomb.

       JAMES R. BOYD, 60, Retired Chairman of the Board, Arch Coal, Inc. (second largest U.S. coal producer); Chairman of the Board, Arch Coal, Inc., 1998-2006; Senior Vice President and Group Operating Officer, Ashland, Inc., 1989-2002; joined Halliburton Company Board in 2006; member of the Compensation, the Health, Safety and Environment and the Management Oversight Committees; Director of Arch Coal, Inc. and Farmers Bancorp Inc.

       MILTON CARROLL, 56, Chairman of the Board, CenterPoint Energy, Inc. (a public utility holding company) since 2002 and Chairman of Instrument Products, Inc., a private oil-tool manufacturing company; joined Halliburton Company Board in 2006; member of the Health, Safety and Environment, the Nominating and Corporate Governance and the Management Oversight Committees; Director of EGL, Inc. and Health Care Service Corporation.

       ROBERT L. CRANDALL, 71, Chairman Emeritus, AMR Corporation/American Airlines, Inc. (engaged primarily in the air transportation business); President, American Airlines, Inc., 1980-1995; Chairman, President and Chief Executive Officer, AMR Corporation/American Airlines, 1985-1995; and Chairman and Chief Executive Officer, AMR Corporation/American Airlines, 1985-1998; joined Halliburton Company Board in 1986; Chairman of the Audit Committee and member of the Compensation, the Nominating and Corporate Governance and the Management Oversight Committees; Director of Air Cell, Inc., Anixter International, Celestica Inc., and serves on the Federal Aviation Administration Management Advisory Committee.

       KENNETH T. DERR, 70, Retired Chairman of the Board, Chevron Corporation (an international oil company); Chairman and Chief Executive Officer, Chevron Corporation, 1989-1999; joined Halliburton Company Board in 2001; Chairman of the Compensation Committee and member of the Health, Safety and Environment and the Management Oversight Committees; Chairman of the Board and Director of Calpine Corporation and Director of Citigroup Inc.

       S. MALCOLM GILLIS, 66, University Professor, Rice University since 2004; President, Rice University, 1993-2004; Ervin Kenneth Zingler Professor of Economics, Rice University, 1996-2004; Professor of Economics, Rice University, 1993-2004; joined Halliburton Company Board in 2005; member of the Health, Safety and Environment, the Nominating and Corporate Governance and the Management Oversight Committees; Director of Service Corporation International, Electronic Data Systems Corporation, Introgen Therapeutics, Inc., and AECOM Technology and the Vietnam Education Foundation.

       W. R. HOWELL, 71, Chairman Emeritus, J.C. Penney Company, Inc. (a major retailer); Chairman of the Board, J.C. Penney Company, Inc., 1983-1996; Chief Executive Officer, J.C. Penney Company, Inc., 1983-1995; joined Halliburton Company Board in 1991; Lead Director, Chairman of the Management Oversight Committee and member of the Compensation and the Nominating and Corporate Governance Committees; Director of American Electric Power Company, Exxon-Mobil Corporation, Pfizer Inc. and the Williams Company. He is also a Director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas, non-public wholly owned subsidiaries of Deutsche Bank AG.

       DAVID J. LESAR, 53, Chairman of the Board, President and Chief Executive Officer of the Company, since 2000; President of the Company, 1997-2000; Executive Vice President and Chief Financial Officer, 1995-1997; joined Halliburton Company Board in 2000; Director of Lyondell Chemical Company.

       J. LANDIS MARTIN, 61, Founder and Managing Director, Platte River Ventures, L.L.C. (a private equity investment company) since 2005; Chairman (1989-2005) and Chief Executive Officer (1995-2005), Titanium Metals Corporation; President and Chief Executive Officer, NL Industries, Inc., 1987-2003; Chairman of the Board and Chief Executive Officer, Baroid Corporation (and its predecessor), acquired by Dresser Industries, Inc. in 1994, 1990-1994; joined Halliburton Company Board in 1998; Chairman of the Nominating and Corporate Governance Committee and member of the Audit and the Management Oversight Committees; Director of Apartment Investment and Management Corporation and Crown Castle International Corporation.

       JAY A. PRECOURT, 69, Chairman of the Board, Hermes Consolidated, Inc. (a gatherer, transporter and refiner of crude oil and refined products) since 1999; Chairman of the Board and Chief Executive Officer, Scissor Tail Energy, LLC, 2000-2005; Vice Chairman and Chief Executive Officer, Tejas Gas Corporation, 1986-1999; President, Tejas Gas Corporation, 1996-1998; joined Halliburton Company Board in 1998; Chairman of the Health, Safety and Environment Committee and member of the Audit and the Management Oversight Committees; Director of Apache Corp.

       DEBRA L. REED, 50, President and Chief Executive Officer, Southern California Gas Company and San Diego Gas & Electric Company (regulated utility companies) since 2006; President and Chief Operating Officer, Southern California Gas Company and San Diego Gas & Electric Company, 2004-2006; President and Chief Financial Officer, Southern California Gas Company and San Diego Gas & Electric Company, 2002-2004; President of San Diego Gas & Electric Company, 2000-2001; President, Energy Distribution Services, Southern California Gas Company, 1998-2001; Senior Vice President, Southern California Gas Company, 1995-1998; joined Halliburton Company Board in 2001; member of the Audit, the Compensation and the Management Oversight Committees; Director of Genentech, Inc.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information about persons or groups, based on information contained in Schedules 13G filed with the Securities and Exchange Commission reflecting beneficial ownership, who own or have the right to acquire more than five percent of our common stock.

	Amount and		Percent
Name and Address	Nature of		of
of Beneficial Owner	Beneficial Ownership		Class

Alliance Bernstein L.P.	83,404,365	(1)	8.3%
1345 Avenue of the Americas, New York, NY 10105
Capital Research and Management Company	63,791,000	(2)	6.3%
333 South Hope Street, Los Angeles, CA 90071
Wellington Management Company, LLP	59,841,909	(3)	6.0%
75 State Street, Boston, MA 02109

(1)	Alliance Bernstein L.P. is an investment adviser and is deemed to be the beneficial owner of 83,404,365 shares. The number of shares reported includes 82,819,600 shares owned by Alliance Bernstein L.P., 6,400 shares owned by AXA Konzern AG (Germany), 89,880 shares owned by AXA Rosenberg Investment Management LLC and 488,485 shares owned by AXA Equitable Life Insurance Company. Alliance Bernstein L.P. has sole power to vote or to direct the vote of 51,393,939 shares and sole power to dispose or to direct the disposition of 82,819,600 shares. AXA Konzern AG (Germany) has sole power to vote or direct the vote of 6,400 shares and sole power to dispose or to direct the disposition of 6,400 shares. AXA Rosenberg Investment Management LLC has sole power to vote or direct the vote of 51,580 shares and sole power to dispose or to direct the disposition of 89,880 shares. AXA Equitable Life Insurance Company has sole power to vote or direct the vote of 291,484 shares and sole power to dispose or to direct the disposition of 488,485.

(2)	Capital Research and Management Company (CRM) is an investment adviser and is deemed to be the beneficial owner of 63,791,000 shares. CRM has sole dispositive power over 63,791,000 shares and sole voting power over 18,566,000 shares.

(3)	Wellington Management Company, LLP is an investment adviser and is deemed to be the beneficial owner of 59,841,909 shares. Wellington Management Company, LLP has shared power to vote or direct the vote of 43,362,855 shares and has shared power to dispose or to direct the disposition of 59,841,909 shares.

The following table sets forth, as of March 1, 2007 the amount of our common stock owned beneficially by each Director, each Director Nominee, each of the executive officers named in the Summary Compensation Table on page 21 and all Directors, Director Nominees and executive officers as a group.

	Amount and Nature of
	Beneficial Ownership
	Sole	Shared
	Voting and	Voting or
Name of Beneficial Owner or	Investment	Investment		Percent
Number of Persons in Group	Power(1)	Power(2)		of Class

Kathleen M. Bader	0			*
Alan M. Bennett	8,965			*
James R. Boyd	10,965			*
Milton Carroll	2,000			*
Albert O. Cornelison, Jr.	207,406			*
Robert L. Crandall	26,468			*
Kenneth T. Derr	35,291			*
C. Christopher Gaut	518,455			*
S. Malcolm Gillis	10,491			*
W. R. Howell	24,268			*
Ray L. Hunt	179,785	139,424	(3)	*
Andrew R. Lane	288,484			*
David J. Lesar	1,694,619	40,000	(3)	*
J. Landis Martin	78,493			*
Mark A. McCollum	85,771			*
Jay A. Precourt	61,771			*
Debra L. Reed	29,291	500	(3)	*
Shares owned by all current Directors, Director Nominees and executive officers as a group (21 persons)	3,661,709			*

*	Less than 1% of shares outstanding.

(1)	Included in the table are shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of March 1, 2007 for the following: Mr. Cornelison – 40,227; Mr. Crandall – 6,000; Mr. Derr – 14,000; Mr. Gaut – 301,214; Mr. Howell – 6,000; Mr. Hunt – 23,000; Mr. Lane – 31,280; Mr. Lesar – 352,000; Mr. Martin – 23,000; Mr. McCollum – 21,666; Mr. Precourt – 23,000; Ms. Reed – 14,000 and four unnamed executive officers – 198,309. Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of common stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

(2)	The Halliburton Stock Fund is an investment fund established under the Halliburton Company Employee Benefit Master Trust to hold Halliburton common stock for some of Halliburton’s profit sharing, retirement and savings plans. The Fund held 10,603,829 shares of common stock at February 27, 2007. One executive officer not named in the above table has beneficial interests in the Fund. Shares held in the Fund are not allocated to any individual’s account. The shares of common stock which might be deemed to be beneficially owned as of March 1, 2007 by the unnamed executive officer total 863.36. The Trustee, State Street Bank and Trust Company, votes shares held in the Halliburton Stock Fund in accordance with voting instructions from the participants. Under the terms of the plans, a participant has the right to determine whether up to 15% of his account balance in a plan is invested in the Halliburton Stock Fund. The Trustee, however, determines when sales or purchases are to be made. On January 1, 2007, the Halliburton Stock Fund stopped accepting contributions, transfers or loan repayments. A three-year sunset period for the fund has begun and any balance remaining in the fund at the end of the period will be redirected to an alternate investment fund.

(3)	Mr. Hunt holds 139,424 shares as the trustee of trusts established for the benefit of his children. Mr. Lesar holds 40,000 shares in a family partnership. Ms. Reed has shared voting and investment power over 500 shares held in her husband’s Individual Retirement Account.

CORPORATE GOVERNANCE

In 1997, our Board of Directors adopted a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Since 1997, our corporate governance guidelines have been reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board. Our Board’s corporate governance guidelines, as revised in October 2006, can be found on the Corporate Governance page of our website www.halliburton.com and in Appendix A to this proxy statement.

Our Board also wants our stockholders to understand how the Board conducts its affairs in all areas of its responsibility. The full text of our Audit; Compensation; Health, Safety and Environment; Management Oversight; and Nominating and Corporate Governance Committees’ charters are available on our website.

We have posted on our website our Code of Business Conduct, which applies to all of our employees and Directors and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. If you do not have access to our website you can request a hard copy of the Code of Business Conduct, our corporate governance guidelines and the charters of the Board’s committees by contacting the Vice President and Secretary at the address set forth on page 2 of this proxy statement. Any waivers to our code of ethics for our executive officers can only be made by our Audit Committee. There were no waivers of the code of ethics in 2006.

Our Board of Directors is charged with approving related persons transactions involving our directors, executive officers or any nominees for director and any greater than 5% stockholders and their immediate family members. We have adopted a policy governing related persons transactions. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which (1) we and our subsidiaries were or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10 percent beneficial ownership interest in, another entity), and which is required by the rules and regulations of the SEC to be disclosed in our public filings. The Board of Directors will only approve related persons transactions when the Board of Directors determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board of Directors will apply the following standards and such other standards it deems appropriate:

a)	whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

b)	whether the transaction is material to us or the related person;

c)	the role the related person has played in arranging the related person transaction;

d)	the structure of the related person transaction;

e)	the extent of the related person’s interest in the transaction; and

f)	whether there are alternative sources for the subject matter of the transaction.

THE BOARD OF DIRECTORS AND
STANDING COMMITTEES OF DIRECTORS

The Board of Directors has standing Audit; Compensation; Health, Safety and Environment; Management Oversight; and Nominating and Corporate Governance Committees. Each of the standing committees are comprised of non-employee Directors, and the Audit; Compensation; and Nominating and Corporate Governance Committees are comprised, in the business judgment of the Board, entirely of independent, non-employee Directors. The Board has made the determination that all of the non-employee Directors, except for Mr. Hunt, who is not standing for re- election, are independent because they meet the independence standards set forth in our corporate governance guidelines (see Appendix A). For more information on Mr. Hunt, please see Certain Relationships and Related Transactions in this proxy statement on page 30.

During the last fiscal year, the Board of Directors met on 9 occasions, the Audit Committee met on 9 occasions, the Compensation Committee met on 5 occasions, the Health, Safety and Environment Committee met on 2 occasions, the Management Oversight Committee met on 5 occasions and the Nominating and Corporate Governance Committee met on 2 occasions. The non-employee Directors of the Board and the Management Oversight Committee each met in executive session, with no Company personnel present, on 5 occasions. Mr. W.R. Howell is our Lead Director, and in that capacity, he chairs the executive sessions of the Management Oversight Committee. All members of the Board attended at least 75 percent of the total number of meetings of the Board and the committees on which he or she served during the last fiscal year. Our corporate governance guidelines provide that all Directors should attend our Annual Meeting, and all of our Directors attended the 2006 Meeting.

To foster better communication with our stockholders, we established a process for stockholders to communicate with the Audit Committee and the Board of Directors. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the New York Stock Exchange, or NYSE, and the Securities and Exchange Commission, or SEC. The methods of communication with the Board, which follow, include mail, a dedicated telephone number and an e-mail address.

Contact the Board

You may choose one of the options listed below to report complaints about Halliburton’s accounting, internal accounting controls or auditing matters to the Audit Committee, or other concerns to the Board of Directors.

•	Complaints relating to Halliburton’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
•	Other concerns will be referred to the Chair of the Management Oversight Committee.
•	All complaints and concerns will be received and processed by the Halliburton Director of Business Conduct.
•	Concerns may be reported anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

o	required or advisable in connection with any governmental investigation or report;
o	in the interests of Halliburton, consistent with the goals of Halliburton’s Code of Business Conduct; or
o	required or advisable in Halliburton’s legal defense of the matter.

Call	Write	E-mail
888.312.2692 or 770.613.6348	Board of Directors c/o Director of Business Conduct Halliburton Company 5 Houston Center 1401 McKinney Street, Suite 2400 Houston, TX 77010	BoardofDirectors@halliburton.com

Halliburton’s Director of Business Conduct, a Halliburton employee, reviews all stockholder communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Chairman of the Management Oversight Committee is promptly notified of any other significant stockholder communications and communications addressed to a named Director are promptly sent to the Director. Copies of all communications are available for review by any Director.

Information regarding these methods of communication is also on our website, www.halliburton.com, under “Corporate Governance”.

Members of the Committees of the Board of Directors

Health,
					Safety				Nominating
					and		Management		and Corporate
	Audit		Compensation		Environment		Oversight		Governance
	Committee		Committee		Committee		Committee		Committee
Alan M. Bennett†	X						X		X
James R. Boyd†			X		X		X
Milton Carroll†					X		X		X
Robert L. Crandall†	X	*	X				X		X
Kenneth T. Derr†			X	*	X		X
S. Malcolm Gillis†					X		X		X
W. R. Howell†			X				X	*	X
Ray L. Hunt					X		X
J. Landis Martin†	X						X		X	*
Jay A. Precourt†	X				X	*	X
Debra L. Reed†	X		X				X

†	Independent Director

*	Chairman

Audit Committee

The Audit Committee’s role is one of oversight, while Halliburton’s management is responsible for preparing financial statements. The independent public accounting firm appointed to audit our financial statements (the “principal independent public accountants”) is responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

•	Recommending the appointment of the principal independent public accountants to the Board of Directors, and together with the Board of Directors being responsible for the appointment, compensation, retention and oversight of the work of the principal independent public accountants;
•	Reviewing the scope of the principal independent public accountants’ examination and the scope of activities of the internal audit department;
•	Reviewing Halliburton’s financial policies and accounting systems and controls;
•	Reviewing audited financial statements and interim financial statements;
•	Preparing a report for inclusion in Halliburton’s proxy statement regarding the Audit Committee’s review of audited financial statements for the last fiscal year which includes a statement on whether it recommends that the Board include those financial statements in the Annual Report on Form 10-K;
•	Approving the services to be performed by the principal independent public accountants; and
•	Reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

The Audit Committee also reviews Halliburton’s compliance with its Code of Business Conduct which was formally adopted by the Board in 1992. The Audit Committee meets separately with the principal independent public accountants, internal auditors and management to discuss matters of concern, and to receive recommendations or suggestions for change and to exchange relevant views and information.

Compensation Committee

The primary function of the Compensation Committee is to ensure that our compensation program is effective in attracting, retaining and motivating key employees, that it reinforces business strategies and objectives for enhanced stockholder value and that the program is administered in a fair and equitable manner consistent with established policies and guidelines.

The Compensation Committee’s responsibilities include, but are not limited to:

•	Developing and approving an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
•	Reviewing and discussing the annual Compensation Discussion and Analysis disclosure with executive management, and determining whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K;
•	Reviewing the evaluation of the Chief Executive Officer’s (CEO) performance by the Management Oversight Committee and then, based upon such evaluation, making a recommendation to the non-employee members of the Board of Directors regarding the CEO’s compensation for the next year;
•	Specifically reviewing and approving all actions relating to compensation, promotion and employment-related arrangements (including severance arrangements) for specified officers of Halliburton, its subsidiaries and affiliates;
•	Establishing annual performance criteria and reward schedules under our Annual Performance Pay Plan (or any other similar or successor plans) and certifying the performance level achieved and reward payments at the end of each plan year;
•	Establishing performance criteria and award schedules under our Performance Unit Program (or any other similar or successor plans) and certifying the performance level achieved and award payments at the end of each performance cycle;
•	Approving any other incentive or bonus plans applicable to specified officers of Halliburton, its subsidiaries and affiliates;
•	Administering awards under our 1993 Stock and Incentive Plan and our Supplemental Executive Retirement Plan (or any other similar or successor plans);
•	Selecting an appropriate peer group or peer groups against which to measure our total executive compensation program;
•	Reviewing and approving or recommending to the Board of Directors, as appropriate, major changes to, and taking administrative actions associated with, any other forms of non-salary compensation under its purview;
•	Reviewing and approving the stock allocation budget among all employee groups of Halliburton, its subsidiaries and affiliates;
•	Periodically monitoring and reviewing overall compensation program design and practice to ensure continued competitiveness, appropriateness and alignment with established philosophies, strategies and guidelines;
•	Reviewing and approving appointments to the Administrative Committee which oversees the day-to-day administration of some of our non-qualified executive compensation plans;
•	Retaining persons having special competence (including consultants and other third-party service providers) as necessary to assist the Committee in fulfilling its responsibilities and maintaining the sole authority to retain and terminate these persons, including the authority to approve fees and other retention terms; and
•	Performing such other duties and functions as the Board of Directors may from time to time delegate.

Health, Safety and Environment Committee

The Health, Safety and Environment Committee’s responsibilities include, but are not limited to:

•	Reviewing and assessing Halliburton’s health, safety and environmental policies and practices and proposing modifications or additions as needed;
•	Overseeing the communication and implementation of these policies throughout Halliburton;
•	Reviewing annually the health, safety and environmental performance of Halliburton’s operating units and their compliance with applicable policies and legal requirements; and
•	Identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

Management Oversight Committee

The Management Oversight Committee’s responsibilities include, but are not limited to:

•	Evaluating the performance of the Chief Executive Officer;
•	Reviewing succession plans for senior management of Halliburton and its major operating units;
•	Evaluating management development programs and activities; and
•	Reviewing other internal matters of broad corporate significance.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	Reviewing periodically the corporate governance guidelines adopted by the Board of Directors and recommending revisions to the guidelines as appropriate;
•	Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluations;
•	Reviewing and periodically updating the criteria for Board membership and evaluating the qualifications of each Director candidate against the criteria;
•	Assessing the appropriate mix of skills and characteristics required of Board members;
•	Identifying and screening candidates for Board membership;
•	Establishing procedures for stockholders to recommend individuals for consideration by the Committee as possible candidates for election to the Board;
•	Reviewing annually each Director’s continuation on the Board and recommending to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;
•	Recommending candidates to fill vacancies on the Board;
•	Reviewing periodically the status of each Director to assure compliance with the Board’s policy that at least two-thirds of Directors meet the definition of independent Director;
•	Reviewing the Board’s committee structure, and recommending to the Board for its approval Directors to serve as members and as Chairs of each committee;
•	Reviewing annually any stockholder proposals submitted for inclusion in Halliburton’s proxy statement and recommending to the Board any Halliburton statements in response; and
•	Reviewing periodically Halliburton’s Director compensation practices, conducting studies and recommending changes, if any, to the Board.

Stockholder Nominations of Directors. Stockholders may nominate Directors at an Annual Meeting of Stockholders in the manner provided in our By-laws. The By-laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Vice President and Secretary at the address set forth on page 2 of this proxy statement, and must be received at our principal executive offices not less than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth:

•	as to each person the stockholder proposes to nominate for election or reelection as a Director:

o	the name, age, business address and residence address of the person;
o	the principal occupation or employment of the person;
o	the class and number of shares of Halliburton common stock that are beneficially owned by the person; and
o	all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	as to the stockholder giving the notice:

o	the name and record address of the stockholder; and
o	the class and number of shares of Halliburton common stock that are beneficially owned by the stockholder.

The proposed nominee may be required to furnish other information as Halliburton may reasonably require to determine the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Qualifications of Directors. Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

•	Personal characteristics:

o	highest personal and professional ethics, integrity and values;
o	an inquiring and independent mind; and
o	practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education or technology;
•	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;
•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;
•	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations;
•	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and
•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

Process for the Selection of New Directors. The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. The Committee retained the executive search firm, Korn/Ferry International, to assist its search in identifying and evaluating Director nominees, and this search firm identified both Mr. Carroll and Ms. Bader as potential Director candidates. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Vice President and Secretary, as described in this proxy statement.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to communicate our Executive Compensation Program and how it is implemented by us and the Compensation Committee of the Board of Directors (the “Committee”). This discussion references the following:

•	Named Executive Officers (“NEOs”) – The Chief or Principal Executive Officer (“CEO”), Chief or Principal Financial Officer (“CFO”) and the three other active executives as of the end of 2006 as listed in the Summary Compensation Table.
•	Senior Executives – the NEOs and other selected senior executives, as determined by the CEO, whose compensation is determined directly by the Compensation Committee of the Board of Directors.
•	Executives – employees who are classified at the executive level as determined by the CEO and the Chief Operating Officer (“COO”) and whose compensation is determined by the CEO and/or COO.

One other Senior Executive is listed in the Summary Compensation Table. Mr. Mire was an executive officer who retired during 2006 and his total compensation requires that we include him as an NEO. Reference to the NEOs for purposes of this discussion refers to the NEOs actively employed on December 31, 2006.

OVERALL COMPENSATION OBJECTIVES, PHILOSOPHY AND STRATEGY

Executive Compensation Program Objectives

The primary objectives of our integrated and comprehensive Executive Compensation Program are to:

•	Provide a clear and direct relationship between executive pay and our performance on both a short and long-term basis;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive stockholder value; and
•	Support our business strategies and management processes in order to motivate our executives and maximize return on our human resource investment.

These objectives serve to assure our long-term success and are built on our underlying Compensation Philosophy and Strategy which encompasses the following principles:

•	Our Executive Compensation Program is managed from a total compensation perspective in addition to giving consideration to each component of the total package in order to provide Senior Executives and Executives with competitive, market driven compensation opportunities.
•	All elements of compensation are compared or benchmarked against a comparator group of companies that reflect the markets in which we compete for business and people.

o	The determination of the comparator group is based on size in terms of market capitalization, revenue and number of employees; scope in terms of global impact and reach; and industry affiliation including companies that are logically related to Halliburton or have a heavy manufacturing industry focus.

o	The 2006 Comparator Group was composed of specific peer companies within the energy services and engineering and construction industries as well as selected companies representing general industry and includes: Amerada Hess Corporation, Anadarko Petroleum Corporation, Baker-Hughes Incorporated, Fluor Corporation, Marathon Oil Corporation, Occidental Petroleum Corporation, Schlumberger Ltd., Sunoco Incorporated, Unocal Corporation, Valero Energy Corporation, 3M Company, Alcoa Incorporated, Caterpillar Incorporated, Dow Chemical, Eastman Kodak Company, Emerson Electric Company, Georgia-Pacific Corporation, Honeywell International Incorporated, Johnson Controls Incorporated, Raytheon Company, Textron Incorporated, and United Technologies Corporation.

o	Variances in size among the companies comprising the comparator group necessitate the use of regression analysis to adjust the compensation data. This adjusted value is used as the basis of comparison of compensation between our executives and those of the Comparator Group.

o	Current market levels of total compensation are targeted at providing opportunity near the 50th percentile for good performance and between the 50th and 75th percentile competitive level for outstanding performance.

o	A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards, including the Black-Scholes model used to value stock option grants.

•	The focus and mix of executive compensation elements and opportunities is tailored by individual position to reflect an appropriate balance among fixed and variable pay, short and long-term focus, and individual, business/organization unit or corporate accountability.
•	Target compensation opportunities are market driven and competitive in order to attract and retain high caliber employees; however, actual compensation will vary significantly year to year based on the level of achievement of specified goals and returns to stockholders.
•	Individual compensation levels are determined in an equitable manner taking into account skills, responsibilities, competencies and contribution to the company.
•	Compensation programs are designed and administered within a common framework, but are flexible to accommodate the varied business needs existing among our operations.

Executive Compensation Procedures

Our Executive Compensation Program procedures are guided by policy, process and practice. Our policy sets the parameters around those positions that require approval by the Committee and those where delegation to the CEO is authorized.

Each of the responsibilities outlined in the Committee’s Charter (see page 10) is supported by an internal process which guides and details the actions to be taken by the Committee, the CEO, our Senior Executive management and staff. These processes coincide with the Committee’s annual calendar, which details the timing of compensation events and associated Committee actions.

Our internal stock nomination process has been in place since we began granting stock options to employees approximately 10 years ago and has been refined regularly to ensure adequate controls. The process clearly states that all award grant dates are to be prospective and not retrospective. Our 1993 Stock and Incentive Plan, as amended and restated effective February 16, 2006 (“1993 Plan”), provides that the CEO must approve all stock awards for employees not under purview of the Committee. The grant date is always the later of the effective date of the action or the date the CEO physically approves the award, thereby ensuring no retrospective or back-dated awards. Exercise prices are set at the closing stock price, on the date of grant.

For Senior Executives, the grant date is set on the day the Committee meets to determine annual compensation actions, generally in December of each year.

Our Executive Compensation Program is designed and regularly reviewed to ensure that we are able to attract and retain the best people for the job and that our compensation plans support our strategies, focus efforts, help achieve business success and align with our stockholders’ interests.

Role of the CEO and other members of Executive Management

The role of management in establishing executive compensation is clearly specified in the Committee’s process documents under the Executive Compensation Program. The role of the CEO is to make recommendations to the Committee based on our pay Philosophy and Strategy as well as current business conditions and to provide guidance to executive management in setting compensation levels based on such approved recommendations. The CEO also:

•	Identifies positions that require specific approval and in depth review by the Committee as consistent with policy;
•	Reviews competitive market data and sets compensation for those Executives not under Committee purview;
•	Recommends to the Committee the performance measures, target goals and award schedules for short-term incentives made under the Halliburton Annual Performance Pay Plan with performance targets being set relative to the projected business cycle and business plan;
•	Approves all long-term incentive awards made under the 1993 Plan and any retention of such shares upon early retirement for Executives and non-executive employees;
•	Reviews rationale and guidelines for annual stock awards and recommends changes to the grant structure, when appropriate, for review, discussion and approval by the Committee; and
•	Develops and provides specific recommendations to the Committee on the number and types of shares to be awarded to Executives under his purview and other selected employees in aggregate number and types of shares to be awarded annually.

The primary Senior Executives, other than the CEO, who determine compensation actions and set compensation direction for their respective organizations include: the COO, the CFO and the General Counsel. Executives may attend meetings of the Committee at the request of the CEO or the Committee Chairman, but do not attend executive sessions.

Use of Independent Consultants and Advisors

The Committee engages Hewitt Associates (“Hewitt”) as its independent compensation consultant. The contract for services is between Hewitt and the Committee. The consultant coordinates and consults with our internal executive compensation resources regarding executive compensation matters but operates solely at the Committee’s direction.

The primary duties of the Consultant are to:

•	Provide the Committee with independent and objective market data;
•	Conduct compensation analysis;
•	Recommend plan design changes; and
•	Review and advise on pay programs and pay level changes applicable to Senior Executives.

These duties may be performed annually and as requested from time to time throughout the year by the Committee.

Hewitt also performs benefit administration services for us under a separate contract. The management of the Halliburton/Hewitt relationship with respect to benefits administration is the responsibility of Halliburton’s internal benefits department, which has no contact with the Committee’s consultant.

INTEGRATION OF COMPENSATION COMPONENTS, PLAN DESIGN AND DECISION-MAKING FACTORS

Each December, the Committee thoroughly reviews all elements of the executive compensation package for each Senior Executive. Management provides to the Committee historical and prospective breakdowns of the total compensation components for each Senior Executive as follows:

•	Individual five-year compensation history;
•	Income realized from prior stock and option awards;
•	Stock wealth accumulation charts based on total stock holdings;
•	Total company awarded stock position including vested and unvested awards; and
•	Detailed discretionary supplemental retirement award calculations.

For each NEO and Senior Executive, a competitive analysis comparing each individual component of compensation as well as total compensation to that of the Comparator Group is also provided by the Committee’s independent consultant.

In making compensation decisions, each of the following core components of our Executive Compensation Program is reviewed independently and collectively:

•	Base salary;
•	Short-term (Annual) incentives;
•	Long-term incentives;
•	Supplemental Executive retirement benefits;
•	Other Executive benefits; and
•	Perquisites.

Of these elements, all but base salary and certain health and welfare benefits are performance-based and at risk of forfeiture. Therefore, anywhere from 50% to 80% of a Senior Executives’ pay is at risk.

Base Salary

The Committee believes that base salary provides the foundation for the Executive’s total compensation package since it drives other elements of compensation such as short and long-term incentives and retirement benefits. Therefore, it is imperative that base salary be properly and competitively established. It is the Committee’s intent to set and maintain base salary at the median of the Comparator Group in an effort to control fixed costs and reward for performance in excess of the median through the variable components of pay. To accomplish this, executive salaries are referenced to market data for comparable positions within the Comparator Group. In addition to considering market comparisons in making salary decisions, the Committee exercises discretion and judgment based on the following factors:

•	Level of responsibility;
•	Experience in current role and equitable compensation relationships among all of our Executives;
•	Performance and leadership; and
•	External factors involving competitive positioning, general economic conditions and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor. Salary reviews are conducted annually to evaluate each Executive; however, individual salaries are not necessarily adjusted each year.

Base pay amounts for the NEOs are listed in the Summary Compensation Table. With the exception of Mr. McCollum, increases for NEOs were below 5% for 2006. Mr. McCollum’s larger increase of 9.7% was in recognition of his broad scope of responsibilities as our Chief Accounting Officer.

Short-term (Annual) Incentives

In 1995, the Committee established the Annual Performance Pay Plan. It serves to reward Executives and other key members of management for improving financial results that drive the creation of value for stockholders of the Company and to provide a means to connect individual cash compensation directly to our performance, as measured by cash value added, or CVA. CVA measures the difference between after-tax cash income and a capital charge (based upon our weighted average cost of capital) to determine the amount of value, in terms of cash flow, added to our business. The formula is: CVA = Net Operating Profit After-Tax — Capital Charge. The primary drivers of CVA are operating income and gross invested capital.

At the beginning of each plan year, we establish an incentive reward schedule that equates given levels of CVA performance beyond a threshold, or minimum, level with varying reward opportunities paid in cash. Incentive award opportunities are established at target and maximum performance levels as a percentage of base salary at the beginning of the plan year. The maximum amount any participant can receive under the Plan is limited to two times the target opportunity level. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year.

The Committee set the 2006 performance goals for the NEOs based on Halliburton Company consolidated CVA results and set their individual target and maximum levels of opportunity as a percentage of January 1, 2006 annual base salary under the Plan as follows: Mr. Lesar 110% at target and 220% at maximum, Messrs. Cornelison, Gaut and Lane each had target levels of 65% and maximum levels of 130%. Mr. McCollum’s target and maximum were 50% and 100%, respectively.

Long-term Incentives

We use long-term incentives to achieve the following objectives:

•	Reward consistent achievement of value creation and operating performance goals;
•	Align management with stockholder interests; and
•	Encourage long-term perspectives and commitment.

Long-term incentives represent the largest component of total executive compensation opportunity for our Senior Executives. We believe this is appropriate given our principle that executive pay should be closely tied to stockholder interests.

Our 1993 Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock/units, performance shares/units, stock appreciation rights, and stock value equivalents, also known as phantom stock. Under the 1993 Plan, we may, in our discretion, select from among these types of awards to establish individual long-term incentive awards.

In 2006 we continued our strategy of using a combination of vehicles to meet our long-term incentive objectives. These included restricted stock and performance units as well as nonqualified stock options. The appropriate mix was determined based on impact level within the organization. At the Senior Executive and Executive level, we placed particular emphasis on operations-based incentives, such as performance units. Forty percent of a Senior Executive’s long-term incentive value is delivered in the form of performance units with 20% delivered through stock options and the remaining 40% delivered through restricted stock, with the only exception being the long-term incentive mix for Mr. Lesar. In order to more closely correlate Mr. Lesar’s compensation opportunity to appreciation in the price of our common stock, he received approximately 40% of his long-term incentive opportunity in the form of performance units, 40% in the form of stock options and 20% in the form of restricted stock.

Granting a mix of incentives allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market as well as maintaining an incentive to meet performance goals. Stock options and restricted stock/units are directly tied to our stock price performance and, therefore, directly to stockholder value. Additionally, restricted stock/units provide a significant incentive for Senior Executives and Executives to remain employed by us, while performance units shift the focus to improving long term returns on capital employed.

The Performance Unit Program measures Halliburton Company consolidated Return on Capital Employed (“ROCE”) compared to both absolute goals and relative goals, as measured by the results achieved by our Comparator Group companies. Individual incentive opportunities are established based on market references. The Program allows for rewards to be paid in cash, stock or a combination of cash and stock.

Our determination of the size of long term incentive awards to Senior Executives and Executives are based on market references to long-term incentive compensation for comparable positions within the Comparator Group and on our subjective assessment of organizational roles and internal job relationships.

For the 2006 Cycle, Mr. Lesar’s maximum opportunity is $5,000,000, which is the maximum cash award allowed under the 1993 Plan. Messrs. Gaut and Lane were each provided maximum opportunity levels of 240% of their January 1, 2006 annual base pay. Maximum opportunity levels for Messrs. Cornelison and McCollum were 220% and 100% of their January 1, 2006 annual base pay, respectively.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (SERP) was established to provide competitive retirement benefits to key Executives. Determinations as to who will receive an allocation for a particular plan year and the amount of the allocation are made in the Committee’s sole discretion. However, in making such determinations, the Committee considers guidelines that include references to:

•	Retirement benefits, both qualified and nonqualified, provided from other company programs;
•	Incumbent compensation and performance;
•	Length of service; and
•	Years of service to normal retirement.

Contributions are allocated with a goal of achieving a 75% base pay replacement assuming retirement at age 65 with 25 or more years of service. In 2005, a vesting provision was added to the Plan requiring five consecutive years of Plan participation in order for awards made in and after 2005 to be fully vested. This vesting provision was put in place to encourage participant retention.

In 2006, the Committee authorized retirement allocations under the Plan to Messrs. Lesar, Cornelison, Gaut, Lane and McCollum as listed in the Nonqualified Deferred Compensation Table. The total account balances for Messrs. Lesar, Cornelison and Lane are fully vested. The total account balances for Messrs. Gaut and McCollum are partially vested because their employment with us and participation in the Plan began in 2003.

Other Executive Benefits

Senior Executives also participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees.

Senior Executives may also participate in the Halliburton Elective Deferral Plan, which was established in 1995 to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation in order to help meet retirement and other future income needs. The Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Pre-tax deferrals of up to 75% of base salary and/or incentive compensation are allowed each calendar year. Interest is credited based upon the participant’s election from among four (4) benchmark investment choices. In 2006, Mr. Gaut participated in the Plan by deferring a percentage of his incentive compensation. No other NEOs participated in the Plan in 2006. Mr. Lesar has an account balance from participation in prior years, which continues to accrue interest. Messrs. Cornelison, Lane and McCollum do not currently participate in the Plan, nor do they have prior participation.

The Halliburton Company Benefit Restoration Plan exists to provide a vehicle to restore qualified plan benefits which are reduced as a result of limitations imposed under the Internal Revenue Code or due to participation in other company sponsored plans. It also serves to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code. The Plan is a nonqualified deferred compensation plan that earns interest at the rate of 10% per annum. In 2006, the NEOs received awards under the Plan in the amounts included in the Summary Compensation Table.

With the exception of Mr. Cornelison, who participated for just over one year in the Dresser Industries Consolidated Retirement Plan prior to the merger, no other NEOs participate in any defined benefit pension plans as we no longer offer such plans to our U.S. employees; nor are they participants in any previously offered pension plans which are now frozen.

Perquisites

Our use of perquisites for Executives is limited in both scope and value. Our Executives do not have company cars or car allowances and their health care and insurance coverage is the same as that provided to all active employees. Club memberships are limited and provided on an as needed basis for business purposes only. Of the NEOs, only Messrs. Cornelison and Gaut have company-provided club memberships.

A taxable benefit for executive financial planning is provided and ranges from $5,000 to a maximum of $15,000 per year. This benefit does not include tax return preparation. It is paid, only if used by the Executive, on a reimbursable basis. Because we value the health and welfare of all of our Executives, a physical examination is provided to eligible executives annually.

We also provide for adequate security assessments and measures at the personal residences of Messrs. Lesar and Lane.

Mr. Lesar uses company aircraft for all travel. Other Senior Executives who have access to company aircraft for business purposes only are Messrs. Cornelison, Gaut and Lane. Other than Mr. Lesar, no other NEO used company aircraft for personal use in 2006. Spouses are allowed to travel on selected business trips.

To allow for maximum efficiency and productive use of time, a company-leased car and part-time driver are provided for Mr. Lesar for the primary purpose of commuting to and from work.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

Termination events that trigger payments and benefits, include normal or early retirement, change-in-control, for cause, death, disability and voluntary termination. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short and long-term incentive plans, nonqualified account balances and health benefits among others. The tables in this proxy statement indicate the impact of various termination events on each element of compensation for the NEOs.

IMPACT OF PERFORMANCE ON COMPENSATION

As stated earlier, our Senior Executives and Executives and specific senior managers were eligible to participate in the Annual Performance Pay Plan during 2006 with performance measured by CVA. Since the inception of the Plan, CVA has provided a close correlation to total stockholder return, notwithstanding the reduced stock price which occurred from 2002-2004 as a result of our asbestos-related issues during that time. Since the conclusion of the asbestos settlement our stock has performed well, demonstrating the viability of CVA as a reasonable proxy for total stockholder return.

Over the past nine years, the Plan has achieved maximum levels of performance five times, target performance once and did not reach the threshold level of performance on three occasions. In 2006, consolidated CVA performance exceeded the maximum level due to the exceptional performance of the Energy Services Group. Accordingly, the NEOs earned annual incentive compensation equal to the maximum opportunity level in 2006 as shown in the Summary Compensation Table.

In 2006, the Committee approved new stock grants targeting the 75th percentile level for the NEOs and other selected Executives to reinforce, motivate and encourage the continuation of the past year’s performance. Only the equity portions, restricted stock and stock options, were made at this premium market level. Cash compensation, such as base salary, short-term incentives and performance units remained at the 50th percentile level. By maintaining cash compensation and adjusting only the equity portions of long-term incentives, total compensation moved closer to the 60th percentile market level for 2006 for the NEOs.

The 2004 Cycle of the Performance Unit Program ended on December 31, 2006. Results for this cycle included the achievement of performance beyond the maximum level on both absolute measures and measures relative to our Comparator Group. Reward amounts earned by applicable NEOs are listed in the Summary Compensation Table. Rewards for the 2004 cycle were paid in cash.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this limit if certain requirements are met.

Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing executive compensation programs, we consider all relevant factors, including the availability of tax deductions with respect to compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with the intended objectives of our executive compensation philosophy; however, we may from time to time pay compensation to our Executives that may not be fully deductible.

The 1993 Plan enables qualification of stock options, stock appreciation rights and performance share awards as well as short-term and long-term cash performance plans under Section 162(m).

Pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, the Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to specified Senior Executives where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement. When and where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual Senior Executive.

We are administering all nonqualified, deferred compensation plans and payouts in compliance with the proposed provisions of Section 409A of the Internal Revenue Code added under the American Jobs Creation Act of 2004. Plan documents will be amended to incorporate the effects of Section 409(A) upon the issuance of the final regulations, expected in 2007.

CONCLUSION

In a highly competitive market for executive talent, we believe that our interests and our stockholders’ interests are well served by our current Executive Compensation Program. These programs are reasonably positioned to our Comparator Group, encourage and promote our compensation objectives with a strong emphasis on at risk pay and permit the exercise of the Committee’s discretion in the design and implementation of compensation packages. We will continue to review our executive compensation plans periodically to determine what changes, if any, should be made.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (“Committee”) of the Board of Directors of Halliburton Company is responsible for establishing and maintaining competitive executive compensation programs that enable Halliburton to attract, retain and motivate high caliber executives who can considerably impact stockholder value. We also ensure that such programs are administered in a fair and equitable manner consistent with established policies and procedures.

In carrying out our role, we follow a structured, formal Executive Compensation Program (“Program”), which we initially approved in September 2000. This Program includes the Committee Charter, Annual Calendar, Processes, Philosophy, Strategy and Framework and sets forth and defines the roles, accountabilities and responsibilities of the Committee, Company management and staff. We review these items on an annual basis and modify the Program as appropriate.

Pursuant to our Charter, we are generally responsible for establishing the Company’s overall compensation philosophy and objectives and are specifically responsible for reviewing, approving and monitoring compensation strategies, plan design, guidelines and practices as they relate to the Named Executive Officers (“NEOs”) and other Senior Executives of the Company.

Our Committee consists entirely of independent, non-employee Directors appointed annually by the full Board. The composition of our Committee is reviewed annually to provide for adequate and reasonable rotation of members and to ensure that each member meets the criteria set forth in applicable Securities and Exchange Commission, New York Stock Exchange and Internal Revenue Service rules and regulations. Executive sessions, without members of Company management present, are regularly held. In addition, we invite all non-employee Board members to attend and participate in all our Committee meetings; however, non-committee members are not entitled to vote.

We meet no less than four scheduled times per year and follow a pre-established calendar of actions. This calendar guides our Committee Chairperson, who coordinates with Halliburton’s Chief Executive Officer and executive compensation staff, in establishing the agenda for each meeting.

As required by Item 402(b) of Regulation S-K, we have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James R. Boyd
Robert L. Crandall
Kenneth T. Derr, Chairman
W.R. Howell
Debra L. Reed

The following tables set forth information regarding the Chief Executive Officer, Chief Financial Officer and four other highly compensated executive officers of Halliburton.

SUMMARY COMPENSATION TABLE

							Change in
						Non-stock	Pension and
				Stock	Option	Incentive Plan	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)	($)

David J. Lesar	2006	1,300,000	0	3,736,474	2,618,324	6,640,000	53,249(3)	947,740(9,10)	15,295,787
Chairman of the Board, President and Chief Executive Officer
Albert O. Cornelison, Jr.	2006	525,000	0	531,877	370,629	1,432,500	12,041(4)	383,042(11)	3,255,089
Executive Vice President and General Counsel
C. Christopher Gaut	2006	575,000	0	627,510	493,839	1,535,000	31,413(5)	231,797(12)	3,494,559
Executive Vice President and Chief Financial Officer
Andrew R. Lane	2006	650,000	0	924,168	367,526	1,085,000	3,233(6)	285,871(13)	3,315,798
Executive Vice President and Chief Operating Officer
Mark A. McCollum	2006	395,000	0	263,178	116,493	675,000	1,018(7)	146,780(14)	1,597,469
Senior Vice President and Chief Accounting Officer
Weldon J. Mire	2006	26,136	0	1,213,320	320,473	452,778	8,899(8)	1,473,211(15)	3,494,817
Retired, Vice President of Human Resources

(1)	FASB Statement 123R requires the fair value of equity awards to be recognized in the financial statements over the period the employee is required to provide service in exchange for the award, i.e. the vesting period. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to the Halliburton Company Form 10-K for the fiscal year ended December 31, 2006.

(2)	The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable plan document and the Internal Revenue Service’s Long-Term 120% AFR rate as of December 31, 2006.

(3)	Mr. Lesar earned $12,188 in above-market interest on deferrals made in past years to the Halliburton Elective Deferral Plan and $41,061 in above-market interest on his Halliburton Benefit Restoration Plan balance.

(4)	Mr. Cornelison earned $130 and $5,355 in above-market interest for balances in the ERISA Excess Benefit Plan for Dresser Industries, Inc. and ERISA Excess Compensation Limit Benefit Plan for Dresser Industries, Inc., respectively, and $6,556 in above-market interest on his Halliburton Benefit Restoration Plan balance.

(5)	Mr. Gaut earned $28,707 in above-market interest on deferrals made in 2006 and past years to the Halliburton Elective Deferral Plan and $2,706 in above-market interest on his Halliburton Benefit Restoration Plan balance.

(6)	Mr. Lane earned $3,233 in above-market interest on his Halliburton Benefit Restoration Plan balance.

(7)	Mr. McCollum earned $1,018 in above-market interest on his Halliburton Benefit Restoration Plan balance.

(8)	Mr. Mire earned $2,687 in above-market interest on deferrals made in past years to the Halliburton Elective Deferral Plan, $385 above-market interest on his Halliburton Benefit Restoration Plan balance and $5,827 above-market interest on his Halliburton Supplemental Executive Retirement Plan balance.

(9)	Mr. Lesar’s “All Other Compensation” is composed of: $1,153 incremental cost for company provided reserved parking, $206,989 incremental cost for personal use of the Halliburton Company plane, $6,078 for home security, $11,092 for car and driver to transport Mr. Lesar to and from work, $8,800 contribution to the Halliburton Retirement and Savings Plan for 2006 Halliburton Basic Contribution, $8,667 contribution to the Halliburton Retirement and Savings Plan for 2006 employer match, $314,749 restricted stock dividends, $86,400 for 2006 award attributable to the Halliburton Restoration Plan (also shown in the Non-Qualified Deferred Compensation Table), $251,000 for 2006 award attributable to the Halliburton Supplemental Executives Retirement Plan (also shown in the Non-Qualified Deferred Compensation Table), and $52,812 incremental amount of matching contributions by the Halliburton Foundation.

(10)	Mr. Lesar uses Company aircraft for all travel. Other executives who have access to company aircraft for business purposes only are Messrs. Cornelison, Gaut and Lane. Other than Mr. Lesar, no other NEO used the company aircraft for personal use in 2006. Spouses are allowed to travel on selected business trips. For total compensation purposes, in 2006, we valued the incremental cost of the personal use of Company aircraft using a method that takes into account: landing, parking, hanger fees and flight planning services; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit and similar fees; and passenger ground transportation.

(11)	Mr. Cornelison’s “All Other Compensation” is composed of: $1,153 incremental cost for company provided reserved parking, $8,800 contribution to the Halliburton Retirement and Savings Plan for the Halliburton Basic Contribution in 2006, $6,125 contribution for the Halliburton Retirement and Savings Plan for employer match made in 2006, $4,598 for club membership dues, $1,386 for participation in the executive physical program, $9,500 for financial planning services, $40,538 for restricted stock dividends, $24,400 for 2006 award attributable to the Halliburton Restoration Plan (also shown in the Non-Qualified Deferred Compensation Table), $132,000 for 2006 award attributable to the Halliburton Supplemental Executives Retirement Plan (also shown in the Non-Qualified Deferred Compensation Table), and $98,289 payout for the Halliburton Pension Equalizer and $56,253 for its corresponding tax gross-up for the payment. The Pension Equalizer is attributable to a Plan Halliburton is required to maintain as a result of the merger with Dresser Industries, Inc.

(12)	Mr. Gaut’s “All Other Compensation” is composed of: $1,153 incremental cost for company provided reserved parking, $9,026 for club membership fees, $8,800 for contribution made to the Halliburton Retirement and Savings Plan for the Halliburton Basic Contribution, $8,800 contribution to the Halliburton Retirement and Savings Plan for employer match in 2006, $43,618 for restricted stock dividends, $28,400 for 2006 award attributable to the Halliburton Restoration Plan (also shown in the Non-Qualified Deferred Compensation Table), and $132,000 for 2006 award attributable to the Halliburton Supplemental Executives Retirement Plan (also shown in the Non-Qualified Deferred Compensation Table).

(13)	Mr. Lane’s “All Other Compensation” is composed of: $1,153 incremental cost for company provided reserved parking, $8,800 contribution made to the Halliburton Retirement and Savings Plan for the Halliburton Basic Contribution in 2006, $8,667 contribution made to the Halliburton Retirement and Savings Plan for employer match in 2006, $55,851 for restricted stock dividends, $34,400 for 2006 award attributable to the Halliburton Restoration Plan (also shown in the Non-Qualified Deferred Compensation Table), and $177,000 for 2006 award attributable to the Halliburton Supplemental Executives Retirement Plan (also shown in the Non-Qualified Deferred Compensation Table).

(14)	Mr. McCollum’s “All Other Compensation” is composed of: $8,800 contribution made to the Halliburton Retirement and Savings Plan for the Halliburton Basic Contribution; $8,800 contribution to the Halliburton Retirement and Savings Plan for employer match in 2006, $1,500 for financial planning services, $13,680 for restricted stock dividends, $14,000 for 2006 award attributable to the Halliburton Restoration Plan (also shown in the Non-Qualified Deferred Compensation Table), and $100,000 for 2006 award attributable to the Halliburton Supplemental Executives Retirement Plan (also shown in the Non-Qualified Deferred Compensation Table).

(15)	Mr. Mire received approval for early retirement from the Board of Directors on December 7, 2005 to be effective February 1, 2006. Therefore, his “All Other Compensation” is composed of: $1,045 contribution to the Halliburton Retirement and Savings Plan for the Halliburton Basic Contribution in 2006, $1,000 contribution to the Halliburton Retirement and Savings Plan for employer match in 2006, $600,000 severance payment, $31,149 unused vacation payout, $293,736 payment attributable to his deferred compensation in the Halliburton Elective Deferral Plan (also included on the Non-Qualified Deferred Compensation table), $26,473 for his payment attributable to the Halliburton Restoration Plan, $489,808 for his payment attributable to the Halliburton Supplemental Executives Retirement Plan, and $30,000 under a one-year consulting agreement between Mr. Mire and Halliburton, which began on July 1, 2006, which pays him $5,000 per month for twenty hours of service per month, plus reimbursement for reasonable and customary business expenses. Hours worked in excess of twenty hours per month are compensated at $250 per hour.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2006

						All Other
					All Other	Option Awards:
		Estimated Future Payouts			Stock Awards:	Number of	Exercise or	Grant Date
		Under Non-Equity			Number of	Securities	Base Price	Fair Value
		Incentive Plan Awards			Shares of	Underlying	of Option	of Stock
	Grant	Threshold	Target	Maximum	Stock or Units	Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	($/Share)	Awards ($)

David J. Lesar	01/01/2006	1,250,000	2,500,000	5,000,000
	12/06/2006				84,374	348,699	33.17	7,525,998
Albert O. Cornelison, Jr.	01/01/2006	288,750	577,500	1,155,000
	12/06/2006				30,200	31,200	33.17	1,424,712
C. Christopher Gaut	01/01/2006	345,000	690,000	1,380,000
	12/06/2006				45,400	46,900	33.17	2,141,741
Andrew R. Lane	01/01/2006	390,000	780,000	1,560,000
	05/16/2006				20,000			750,100
	12/06/2006				53,700	55,500	33.17	2,533,643
Mark A. McCollum	01/01/2006	98,750	197,500	395,000
	12/06/2006				13,000	13,400	33.17	612,874
Weldon J. Mire(1)	N/A	0	0	0	0	0	0	1,083,101

(1)	Mr. Mire received approval for early retirement from the Board of Directors on December 7, 2005. This approval also included the retention of his outstanding stock awards at termination, which was considered a material modification to the original awards. The modification of Mr. Mire’s outstanding stock awards was effective on his February 1, 2006 retirement date. The incremental fair value of the outstanding awards was calculated as of the modification date, and the required compensation expense was recognized at the retirement date.

Note:	“Estimated Future Payouts Under Equity Incentive Plan” columns are intentionally excluded as the non-equity incentive payout awards are not paid in shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares	Shares or
		Underlying	Underlying			or Units	Units of
		Unexercised	Unexercised	Option		of Stock	Stock
		Options	Options	Exercise	Option	Not	Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)(7)

David J. Lesar(1)	06/01/1997					20,000	621,000
	09/29/1998					20,000	621,000
	12/06/2000					28,000	869,400
	10/01/2001					154,408	4,794,368
	01/02/2002					185,290	5,753,255
	04/01/2002					185,284	5,753,068
	01/02/2004	0	66,666	13.02	01/02/2014	120,000	3,726,000
	12/02/2004	92,000	46,000	19.31	12/02/2014	87,600	2,719,980
	03/03/2005	66,667	133,333	22.04	03/03/2015
	12/07/2005	60,000	120,000	32.39	12/07/2015	128,000	3,974,400
	12/06/2006	0	348,699	33.17	12/06/2016	84,374	2,619,813

Total		218,667	714,698			1,012,956	31,452,284

Albert O. Cornelison, Jr.(2)	10/01/2001					7,875	244,519
	01/02/2002					9,450	293,423
	04/01/2002					9,450	293,423
	09/11/2002					18,000	558,900
	01/02/2004	0	21,960	13.02	01/02/2014	37,932	1,177,789
	12/02/2004	8,000	8,000	19.31	12/02/2014	15,000	465,750
	12/07/2005	10,267	20,533	32.39	12/07/2015	22,560	700,488
	12/06/2006	0	31,200	33.17	12/06/2016	30,200	937,710

Total		18,267	81,693			150,467	4,672,002

C. Christopher Gaut(3)	03/03/2003	200,000	0	10.25	03/03/2013	42,000	1,304,100
	01/02/2004	43,920	21,960	13.02	01/02/2014	37,932	1,177,789
	12/02/2004	22,000	11,000	19.31	12/02/2014	20,520	637,146
	12/07/2005	13,334	26,666	32.39	12/07/2015	29,280	909,144
	12/06/2006	0	46,900	33.17	12/06/2016	45,400	1,409,670

Total		279,254	106,526			175,132	5,437,849

Andrew R. Lane(4)	03/09/1998					160	4,968
	06/02/1998					2,000	62,100
	07/29/1999					1,500	46,575
	10/01/2001					5,175	160,684
	01/02/2002					6,210	192,821
	04/01/2002					6,210	192,821
	05/14/2002					6,000	186,300
	05/23/2002					1,200	37,260
	03/16/2004	0	5,346	14.43	03/16/2014	9,240	286,902
	07/23/2004					24,000	745,200
	12/02/2004	12,600	12,600	19.31	12/02/2014	22,800	707,940
	02/15/2005					40,000	1,242,000
	12/07/2005	13,334	26,666	32.39	12/07/2015	29,280	909,144
	05/16/2006					20,000	621,000
	12/06/2006	0	55,500	33.17	12/06/2016	53,700	1,667,385

Total		25,934	100,112			227,475	7,063,100

Mark A. McCollum(5)	09/10/2003	13,332	0	12.17	09/10/2013	8,000	248,400
	12/02/2004	6,000	3,000	19.31	12/02/2014	6,000	186,300
	12/07/2005	2,334	4,666	32.39	12/07/2015	16,000	496,800
	12/07/2005					5,280	163,944
	12/06/2006	0	13,400	33.17	12/06/2016	13,000	403,650

Total		21,666	21,066			48,280	1,499,094

Weldon J. Mire(6)	07/19/2001	1,612	0	15.78	07/19/2011
	01/02/2004	4,540	4,540	13.02	01/02/2014
	12/02/2004	6,000	3,000	19.31	12/02/2014

Total		12,152	7,540

(1)	Mr. Lesar’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to lapse (vest) in equal amounts over each grant’s ten-year vesting schedule, except for the January 2, 2004, December 2, 2004 and December 7, 2005 awards, which will lapse in equal amounts over five years.

(2)	Mr. Cornelison’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to lapse (vest) in equal amounts over each grant’s ten-year vesting schedule, except for the January 2, 2004, December 2, 2004 and December 7, 2005 awards, which will lapse in equal amounts over five years.

(3)	Mr. Gaut’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to lapse (vest) in equal amounts over each grant’s five-year vesting schedule, except for the March 3, 2003 and December 6, 2006 awards, which will lapse in equal amounts over ten years.

(4)	Mr. Lane’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to lapse (vest) in equal amounts over each grant’s ten-year vesting schedule, except for the March 16, 2004, July 23, 2004, December 2, 2004, February 15, 2005, December 7, 2005 and May 16, 2006 awards, which will lapse in equal amounts over five years.

(5)	Mr. McCollum’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules. His remaining restricted stock awards will continue to lapse (vest) in equal amounts over each grant’s five-year vesting schedule, except for the December 6, 2006 award, which will lapse in equal amounts over ten years.

(6)	Mr. Mire’s remaining stock option awards will continue to vest annually in equal amounts over three-year vesting schedules.

(7)	All values are calculated using Halliburton’s closing price on December 29, 2006 of $31.05.

Note: “Equity Incentive Plan Awards” columns are intentionally excluded as this type of award is not utilized.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized on
Name	on Exercise (#)	Exercise ($)(1)	on Vesting (#)	Vesting ($)(2)

David J. Lesar	923,682	13,613,728	238,844	7,776,763
Albert O. Cornelison, Jr.	33,896	611,744	31,011	985,097
C. Christopher Gaut	0	0	32,804	1,075,438
Andrew R. Lane	20,532	373,561	43,087	1,432,571
Mark A. McCollum	0	0	11,320	365,341
Weldon J. Mire	0	0	41,606	1,614,686

(1)	The value realized for exercised stock option awards was determined by multiplying the spread (difference between the market price of the underlying stock on the date of exercise and the exercise price of the options) by the number of options exercised for each exercise. The value listed represents the total value of options exercised in 2006.

(2)	The value realized for lapsed restricted stock awards was determined by multiplying the fair market value (closing market price of Halliburton common stock on the date of lapse) of the shares as of lapse date by the number of shares that lapsed. These shares lapsed on various dates throughout the year.

2006 NONQUALIFIED DEFERRED COMPENSATION

			Executive		Registrant	Aggregate		Aggregate
			Contributions		Contributions	Earnings	Aggregate	Balance
		01/01/06	In Last		In Last	In Last	Withdrawals/	At Last
		Balance	Fiscal Year		Fiscal Year	Fiscal Year	Distributions	Fiscal Year End
Name	Plan	($)	($)		($)(2)	($)(3)	($)	($)(4)

David J. Lesar	SERP	3,301,419	0		251,000	165,071	0	3,717,490
	Benefit Restoration	999,045	0		86,400	99,905	0	1,185,350
	Elective Deferral	619,026	0		0	49,959	0	668,984

	Total	4,919,490	0		337,400	314,935	0	5,571,824
Albert O. Cornelison, Jr.	SERP	596,597	0		132,000	29,830	0	758,427
	Benefit Restoration	159,513	0		24,400	15,951	0	199,864
	Elective Deferral	0	0		0	0	0	0
	Dresser 415	3,157	0		0	316	0	3,473
	Dresser Excess Comp	130,289	0		0	13,029	0	143,318

	Total	889,556	0		156,400	59,126	0	1,105,082
C. Christopher Gaut	SERP	386,300	0		132,000	19,315	0	537,615
	Benefit Restoration	65,847	0		28,400	6,585	0	100,832
	Elective Deferral	544,019	536,250	(1)	0	114,265	0	1,194,534

	Total	996,166	536,250		160,400	140,165	0	1,832,981
Andrew R. Lane	SERP	458,231	0		177,000	22,912	0	658,143
	Benefit Restoration	78,669	0		34,400	7,867	0	120,936
	Elective Deferral	0	0		0	0	0	0

	Total	536,900	0		211,400	30,779	0	779,079
Mark A. McCollum	SERP	213,325	0		100,000	10,666	0	323,991
	Benefit Restoration	24,760	0		14,000	2,476	0	41,236
	Elective Deferral	0	0		0	0	0	0

	Total	238,085	0		114,000	13,142	0	365,227
Weldon J. Mire	SERP	475,631	0		0	14,177	489,808	0
	Benefit Restoration	25,534	0		0	938	26,472	0
	Elective Deferral	282,001	0		0	11,735	293,736	0

	Total	783,166	0		0	26,850	810,016	0

(1)	Mr. Gaut’s deferral of $536,250 was associated with his bonus earned in 2005, but paid in 2006 and is not included in the column “All Other Compensation” in the Summary Compensation Table.

(2)	Amounts shown in the “Registrant Contributions in Last Fiscal Year” column are included in the Summary Compensation Table column “All Other Compensation”.

(3)	Amounts shown in the “Aggregate Earnings in Last Fiscal Year” column are all interest amounts earned on outstanding balances in 2006. Only the above market interest is shown in the Summary Compensation Table column, “Change in Pension and NQDC Earnings,” with specific amounts noted in the applicable footnotes.

(4)	The column “Aggregate Balance at Last Fiscal Year End” includes 2006 allocations to SERP and Benefit Restoration accounts as indicated in the “All Other Compensation” column in the Summary Compensation Table.

PENSION BENEFITS TABLE

		Years of	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Albert O. Cornelison, Jr.	Halliburton Retirement Plan(1)	1.1667	$27,550	0

(1)	The Dresser Consolidated Salaried Retirement Plan was frozen on May 31, 1995 and was subsequently merged into the Halliburton Retirement Plan on December 31, 2001. Mr. Cornelison began employment and participation in the Plan on March 14, 1994. His pension benefit is calculated based on his total earnings for the period from 3/14/94 to 5/31/95 divided by his months of service for this same period. The result is then multiplied by his years of service of 1.1667 to yield a gross monthly benefit of $293.03 payable at age 65. The lump sum equivalent provided in the table is determined by multiplying the gross monthly benefit by the current interest rate factor of 94.016021.

EMPLOYMENT CONTRACTS AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

Mr. Lesar. Mr. Lesar entered into an employment agreement with Halliburton as of August 1, 1995, which provides for his employment as Executive Vice President and Chief Financial Officer of Halliburton. The agreement also provides that while Mr. Lesar is employed by Halliburton, management will recommend to the Compensation Committee:

•	Annual supplemental retirement benefit allocations under the Supplemental Executive Retirement Plan; and
•	Annual grants of stock options under Halliburton’s 1993 Stock and Incentive Plan, or 1993 Plan.

These recommendations are to be consistent with the criteria utilized by the Compensation Committee for similarly situated executives.

Under the terms of his employment agreement, in the event Mr. Lesar is involuntarily terminated by Halliburton for any reason other than termination for cause (as defined in the agreement), Halliburton is obligated to pay Mr. Lesar a severance payment equal to:

•	The value of any restricted shares that are forfeited because of termination; and
•	Five times his annual base salary.

Mr. Cornelison. Mr. Cornelison entered into an employment agreement with Halliburton on May 15, 2002, which provides for his employment as Vice President and General Counsel. Mr. Cornelison’s employment agreement also provides for an annual salary of not less than $332,000 and participation in Halliburton’s Annual Performance Pay Plan.

Mr. Gaut. Mr. Gaut entered into an employment agreement with Halliburton on March 3, 2003, which provides for his employment as Executive Vice President. Mr. Gaut’s employment agreement also provided for his subsequent appointment as Chief Financial Officer, an annual salary of not less than $500,000 and participation in Halliburton’s Annual Performance Pay Plan. In addition, Mr. Gaut was granted 60,000 restricted shares and 200,000 stock options under the 1993 Plan. These amounts have been adjusted to reflect the stock split effected in July 2006.

Mr. Lane. Mr. Lane entered into an employment agreement with Halliburton Energy Services, Inc., on January 1, 1999, which provides for his employment as a Divisional Vice President. Mr. Lane’s employment agreement also provides for an annual salary of not less than $124,296 and participation in Halliburton’s Annual Performance Pay Plan.

Mr. McCollum.  Mr. McCollum entered into an employment agreement with Halliburton on August 25, 2003, which provides for his employment as Senior Vice President and Chief Accounting Officer. Mr. McCollum’s employment agreement also provides for an annual salary of not less than $350,000 and participation in Halliburton’s Annual Performance Pay Plan. In addition, Mr. McCollum was granted 20,000 restricted shares and 40,000 stock options under the 1993 Plan. These amounts have been adjusted to reflect the stock split effected in July 2006.

Under the terms of the employment agreements with Messrs. Cornelison, Gaut, Lane, and McCollum, if any of these executives are terminated for any reason other than voluntary termination (as defined in the agreements), death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, or termination by Halliburton for cause (as defined in the agreements), the executive is entitled to severance payments equal to:

•	The value of any restricted shares that are forfeited because of termination;
•	Two years’ base salary;
•	Any unpaid bonus earned in prior years; and
•	Any bonus payable for the year in which his employment is terminated determined as if he had remained employed for the full year.

Change-In-Control Arrangements

The Company does not maintain individual Change-In-Control agreements or provide for tax gross-ups on any payments associated with Change-In-Control.

Under the 1993 Plan, in the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date, the following will occur automatically:

•	any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable;
•	any restrictions on Restricted Stock Awards shall immediately lapse;
•	all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date; and
•	any outstanding cash Awards including, but not limited to, Stock Value Equivalent Awards, shall immediately vest and be paid based on the vested value of the award.

Under the Annual Performance Pay Plan:

•	in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control; and
•	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

Under the Performance Unit Program:

•	in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, prorated to the date of the change-in-control; and
•	in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control, and
•	upon such effective date, any unexercised stock purchase rights will expire and Halliburton will refund to each participant the amount of his or her payroll deductions under the Plan, which has not yet been used to purchase stock.

POST-TERMINATION PAYMENTS

The following tables represent the impact of certain termination events on each element of compensation for the NEOs.

Upon resignation or termination with or without cause the NEO has 30 days to exercise any vested options. Upon normal or approved early retirement, the NEO maintains the full option term (10 years from date of grant) to exercise outstanding shares and receives a prorated earned amount for incomplete cycles associated with performance units. NEO’s eligible for early retirement also receive a $12,000 retiree medical benefit to help pay for retiree medical contributions when they retire from the company until they reach age 65. This benefit is amortized into a monthly credit applied to the cost of retiree medical based on the number of months from the time of early retirement to age 65. For example, if an NEO is ten years or 120 months away from age 65 at the time of their early retirement, they will receive a monthly credit in the amount of $100 ($12,000/120 months).

Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans. Payments from the SERP and Benefit Restoration Plans are paid out of a company-funded irrevocable grantor trust held at State Street Bank and Trust Company. The principal and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan. The Elective Deferral Plan is unfunded and payments are made by us from our general assets. Payments of nonqualified benefits may be paid in a lump sum or in annual installments for a maximum 10 year period.

Mr. Mire was approved for early retirement effective February 1, 2006 by mutual agreement with Halliburton. As a result, the terms of his Employment Agreement were triggered and he received a severance benefit in the amount of two times his January 1, 2006 annual base pay, a full year of participation in the 2006 Annual Performance Pay Plan and vesting of all restricted stock. Additionally, he maintains the full 10 year period to exercise any vested but unexercised stock options. Because of Mr. Mire’s status as a company officer at the time of his early retirement, his deferred compensation payment attributed to years 2005 and later did not begin until six months from the date of his early retirement in accordance with Section 409A of the Internal Revenue Code. Payments made to Mr. Mire are shown in the Summary Compensation and Nonqualified Deferred Compensation Tables. On July 1, 2006, Mr. Mire entered into a consulting agreement with Halliburton for a one-year term paying him $5,000 per month for twenty hours of service per month, plus reimbursement for reasonable and customary business expenses. Hours worked in excess of twenty hours per month are compensated at $250 per hour. Payments to Mr. Mire for 2006 under the consulting agreement are included under “All Other Compensation” and “Total” in the Summary Compensation Table.

		Termination Event
			Normal	Early Retirement	Term	Term	Change in
		Resignation	Retirement	with Approval(1)	w/Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)

David J. Lesar	Severance	0	0	0	0	6,500,000	6,500,000
	Annual Performance Pay Plan	0	2,860,000	2,860,000	0	2,860,000	2,860,000
	Restricted Stock	0	31,452,284	31,452,284	0	31,452,284	31,452,284
	Stock Options	1,681,210	4,625,131	4,625,131	1,681,210	1,681,210	4,625,131
	Performance Units	0	5,000,000	5,000,000	0	0	5,000,000
	Nonqualified Plans	5,571,825	5,571,825	5,571,825	5,571,825	5,571,825	5,571,825
	Health Benefits	0	12,000	12,000	0	0	0

	Total	7,253,035	49,521,240	49,521,240	7,253,035	48,065,319	56,009,240

(1)	Eligible for early retirement; however, retention of options shares, lapse of forfeiture restrictions on restricted stock, and pro-rated participation in the Performance Unit Program upon early retirement is at the sole discretion of the Compensation Committee. Should early retirement not be approved for purposes of all outstanding options, stock and performance units, the total payment would be $10,125,035, calculated as follows: The total amount under the Early Retirement with Approval column above, less forfeitures of $31,452,284 value of lapsed restricted shares, $2,943,921 value of unvested options, and $5,000,000 value of pro-rated participation in outstanding Performance Unit Program cycles.

		Termination Event
			Normal	Early Retirement	Term	Term	Change in
		Resignation	Retirement	with Approval(1)	w/Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)

Albert O. Cornelison, Jr.	Severance	0	0	0	0	1,050,000	1,050,000
	Annual Performance Pay Plan	0	682,500	682,500	0	682,500	682,500
	Restricted Stock	0	4,672,002	4,672,002	0	4,672,002	4,672,002
	Stock Options	93,960	583,969	583,969	93,960	93,960	583,969
	Performance Units	0	951,667	951,667	0	0	951,667
	Nonqualified Plans	1,105,082	1,105,082	1,105,082	1,105,082	1,105,082	1,105,082
	Health Benefits	0	12,000	12,000	0	0	0

	Total	1,199,042	8,007,220	8,007,220	1,199,042	7,603,544	9,045,220

(1)	Eligible for early retirement; however, retention of options shares, lapse of forfeiture restrictions on restricted stock, and pro-rated participation in the Performance Unit Program upon early retirement is at the sole discretion of the Compensation Committee. Should early retirement not be approved for purposes of all outstanding options, stock and performance units, the total payment would be $1,893,542, calculated as follows: The total amount under the Early Retirement with Approval column above, less forfeitures of $4,672,002 value of lapsed restricted shares, $490,009 value of unvested options, and $951,667 value of pro-rated participation in outstanding Performance Unit Program cycles.

		Termination Event
			Normal	Early Retirement	Term	Term	Change in
		Resignation	Retirement	with Approval(1)	w/Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)

C. Christopher Gaut	Severance	0	0	0	0	1,150,000	1,150,000
	Annual Performance Pay Plan	0	747,500	747,500	0	747,500	747,500
	Restricted Stock	0	5,437,849	5,437,849	0	5,437,849	5,437,849
	Stock Options	5,210,487	5,735,731	5,735,731	5,210,487	5,210,487	5,735,731
	Performance Units	0	1,266,667	1,266,667	0	0	1,266,667
	Nonqualified Plans	1,566,581	1,566,581	1,566,581	1,566,581	1,566,581	1,566,581
	Health Benefits	0	12,000	12,000	0	0	0

	Total	6,777,068	14,766,328	14,766,328	6,777,068	14,112,417	15,904,328

(1)	Eligible for early retirement; however, retention of options shares, lapse of forfeiture restrictions on restricted stock, and pro-rated participation in the Performance Unit Program upon early retirement is at the sole discretion of the Compensation Committee. Should early retirement not be approved for purposes of all outstanding options, stock and performance units, the total payment would be $7,536,568, calculated as follows: The total amount under the Early Retirement with Approval column above, less forfeitures of $5,437,849 value of lapsed restricted shares, $525,244 value of unvested options, and $1,266,667 value of pro-rated participation in outstanding Performance Unit Program cycles.

		Termination Event
			Normal	Early Retirement	Term	Term	Change in
		Resignation	Retirement	with Approval(1)	w/Cause	w/o Cause	Control
Name	Payments	($)	($)	($)	($)	($)	($)

Andrew R. Lane	Severance	0	0	0	0	1,300,000	1,300,000
	Annual Performance Pay Plan	0	845,000	845,000	0	845,000	845,000
	Restricted Stock	0	7,063,100	7,063,100	0	7,063,100	7,063,100
	Stock Options	147,987	384,825	384,825	147,987	147,987	384,825
	Performance Units	0	1,516,667	1,516,667	0	0	1,516,667
	Nonqualified Plans	779,079	779,079	779,079	779,079	779,079	779,079
	Health Benefits	0	12,000	12,000	0	0	0

	Total	927,066	10,600,671	10,600,671	927,066	10,135,166	11,888,671

(1)	Eligible for early retirement; however, retention of options shares, lapse of forfeiture restrictions on restricted stock, and pro-rated participation in the Performance Unit Program upon early retirement is at the sole discretion of the Compensation Committee. Should early retirement not be approved for purposes of all outstanding options, stock and performance units, the total payment would be $1,784,066, calculated as follows: The total amount under the Early Retirement with Approval column above, less forfeitures of $7,063,100 value of lapsed restricted shares, $236,838 value of unvested options, and $1,516,667 value of pro-rated participation in outstanding Performance Unit Program cycles.

		Termination Event
			Normal	Early Retirement	Term	Term	Change in
Name	Payments	Resignation	Retirement	with Approval(1)	w/Cause	w/o Cause	Control
		($)	($)	($)	($)	($)	($)

Mark A. McCollum	Severance	0	0	0	0	790,000	790,000
	Annual Performance Pay Plan	0	395,000	395,000	0	395,000	395,000
	Restricted Stock	0	Not Eligible	Not Eligible	0	1,499,094	1,499,094
	Stock Options	322,245	322,245	322,245	322,245	322,245	357,480
	Performance Units	0	Not Eligible	Not Eligible	0	0	347,667
	Nonqualified Plans	169,677	169,677	169,677	169,677	169,677	169,677
	Health Benefits	0	Not Eligible	Not Eligible	0	0	0

	Total	491,922	886,922	886,922	491,922	3,176,016	3,558,918

(1)	Not eligible for early retirement.

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans (Excluding
	Outstanding Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	17,522,229	$18.54	21,700,698
Equity compensation plans not approved by security holders	—	—	—

Total	17,522,229	$18.54	21,700,698

Note:	There are 110,434 shares with a weighted average exercise price of $21.80 to be issued upon exercise of outstanding options that were assumed in the 1998 Dresser merger. No further grants can be issued under these assumed plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has previously determined that Mr. Hunt is not an independent director under Halliburton’s corporate governance guidelines because of work conducted in the ordinary course of business by Halliburton or its affiliates, which totaled approximately $43 million in 2006, for Hunt Oil Company, where Mr. Hunt serves as Chief Executive Officer, and Hunt Consolidated, Inc., where he serves as Chairman of the Board, Chief Executive Officer, and President.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Halliburton shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 2006 our Directors and our officers who are subject to Section 16 met all applicable filing requirements, except Mr. Lawrence J. Pope, Vice President — Human Resources and Administration, who inadvertently filed a late Form 4 due to an administrative error occurring during conversion to an external third party administrator, and Mr. William P. Utt, President and Chief Executive Officer of KBR, Inc., who filed a late Form 3 and Form 4 due to an administrative oversight.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Calpine Corporation, in connection with the departure of its Chairman, President and Chief Executive Officer, named Mr. Derr Chairman of the Board and Acting Chief Executive Officer in November 2005. Mr. Derr, who had previously held the position of Lead Director of Calpine, was Acting Chief Executive Officer for approximately two weeks. Mr. Derr continues to serve as Calpine’s Chairman of the Board. On December 20, 2005, Calpine Corporation filed for federal bankruptcy protection under Chapter 11.

There are no legal proceedings to which any director, officer or principal stockholder, or any affiliate thereof, is a party that would be material and adverse to Halliburton.

DIRECTORS’ COMPENSATION

Directors’ Fees and Deferred Compensation Plan

All non-employee Directors receive an annual retainer of $50,000 and an attendance fee of $2,000 for each meeting of the Board of Directors and for each committee meeting attended. The Chairman of each committee also receives an additional retainer annually for chairing a committee as follows: Audit — $20,000; Compensation — $15,000; Management Oversight — $15,000; Health, Safety and Environment — $10,000 and Nominating and Corporate Governance — $10,000.

Under the Directors’ Deferred Compensation Plan, Directors are permitted to defer their fees, or a portion of their fees. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into Halliburton common stock equivalents. Distributions after retirement as a Director will be made either in a lump sum or in annual installments over a 5- or 10-year period, as determined in the discretion of the committee appointed to administer the plan. Distributions of common stock equivalents are made in shares of common stock, while distributions of deferred compensation credited with interest are made in cash. Messrs. Bennett, Boyd, Carroll, Crandall, Derr, Gillis, Hunt, and Precourt and Ms. Reed have elected to participate in the plan.

Directors’ Restricted Stock Awards

Each non-employee Director receives an annual award of restricted shares of common stock as a part of his or her compensation in addition to the Directors’ annual retainer and attendance fees. Each non-employee Director participating in the Directors’ Retirement Plan described below receives an annual award of restricted shares of common stock with a value of $75,000 on the date of the award. Each non-employee Director not participating in the plan, (Messrs. Bennett, Boyd, Carroll, Derr, Gillis, Hunt, Martin, and Precourt and Ms. Reed), receives an annual award of restricted shares of common stock with a value of $100,000 on the date of the award.

Restricted shares may not be sold, assigned, pledged or otherwise transferred or encumbered until the restrictions are removed. Restrictions lapse following termination of Board service under specified circumstances, which include, among others, death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service. During the restriction period, Directors have the right to vote, and to receive dividends on, the restricted shares. Any shares that under the plan’s provisions remain restricted following termination of service are forfeited.

Directors’ Retirement Plan

The Directors’ Retirement Plan is closed to new Directors elected after May 16, 2000. Under the Directors’ Retirement Plan, each participant will receive an annual benefit upon the benefit commencement date. The benefit commencement date is the later of a participant’s termination date or attainment of age 65. The benefit will be equal to the last annual retainer for the participant for a period of years equal to the participant’s years of service on his or her termination date. Upon the death of a participant, benefit payments will be made to the surviving spouse, if any, over the remainder of the retirement benefit payment period. Years of service for each Director participant under the plan are: Mr. Crandall — 22, and Mr. Howell — 16. Assets are transferred to State Street Bank and Trust Company, as Trustee, to be held under an irrevocable grantor trust to aid Halliburton in meeting its obligations under the Directors’ Retirement Plan. The principal and income of the trust are treated as assets and income of Halliburton for federal income tax purposes and are subject to the claims of general creditors of Halliburton to the extent provided in the plan.

Charitable Contributions

Matching Gift Programs. To further Halliburton’s support for charities, non-employee Directors may participate in the Halliburton Foundation’s (“Foundation”) matching gift programs for educational institutions, not-for-profit hospitals, and medical foundations. For each eligible contribution, the Foundation makes a contribution of two times the amount contributed, subject to approval by the Foundation Trustees and providing the contribution meets certain criteria. The maximum aggregate of all contributions each calendar year by a Director, eligible for matching by the Foundation, is $50,000, resulting in a maximum aggregate amount contributed annually by the Foundation in the form of matching gifts of $100,000 for any Director who participates in the programs. Neither the Foundation nor Halliburton has made a charitable contribution to any charitable organization in which a Director serves as an executive officer, within the preceding three years, that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Other Benefits

Accidental Death and Disability (“AD&D”). Certain Directors have chosen to participate in the company provided AD&D program. Messrs. Crandall, Derr, Gillis, Howell, Martin and Precourt have elected coverage for the standard principal amount of $250,000 each. We paid a total of $954 in premiums for these Directors. These premiums are included in the “All Other Compensation” column for those who participate. The other Directors have declined coverage in 2006.

2006 DIRECTOR COMPENSATION

					Change in
					Pension
	Fees			Non-Equity	Value and
	Earned			Incentive	Non-Qualified
	or Paid in	Stock	Option	Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2, 3)	($)(4)	($)	Earnings($)(5)	($)(6)	($)

Alan M. Bennett	51,000	35,126	0	0	626	1,345	88,097
James R. Boyd	49,000	35,126	0	0	143	1,345	85,614
Milton Carroll	0	1,382	0	0	0	0	1,382
Robert L. Crandall	140,000	149,010	0	0	153,936	75,366	518,312
Kenneth T. Derr	99,000	203,633	0	0	21,659	24,302	348,594
S. Malcolm Gillis	96,000	41,501	0	0	3,569	74,862	215,932
W.R. Howell	115,000	149,010	0	0	50,000	5,366	319,376
Ray L. Hunt	80,000	206,318	0	0	13,087	4,623	304,028
J. Landis Martin	110,000	206,318	0	0	0	104,782	421,100
Jay A. Precourt	110,000	206,318	0	0	32,704	90,782	439,804
Debra L. Reed	100,000	206,318	0	0	31,253	24,143	361,714

(1)	Represents fees earned for meeting attendance in fiscal year 2006, but not necessarily paid in 2006.

(2)	FASB Statement 123R requires the fair value of equity awards to be recognized in the financial statements over the period the director is required to provide service in exchange for the award, i.e. the vesting period. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to the Halliburton Company Form 10-K for the fiscal year ended December 31, 2006.

(3)	The aggregate number of restricted stock awards outstanding at fiscal year-end are: Mr. Bennett — 6,965; Mr. Boyd — 6,965; Mr. Carroll — 2,000; Mr. Crandall — 18,468; Mr. Derr — 15,291; Dr. Gillis — 10,491; Mr. Howell — 18,468; Mr. Hunt — 16,891; Mr. Martin — 16,891; Mr. Precourt — 16,891 and Ms. Reed — 15,291.

The total grant date fair value of each restricted stock award received in 2006 as computed in accordance with FASB Statement 123R is: Mr. Bennett — $247,529; Mr. Boyd — $247,529; Mr. Carroll — $66,340; Mr. Crandall — $75,016; Mr. Derr — $100,009; Dr. Gillis — $100,009; Mr. Howell — $75,016; Mr. Hunt — $100,009; Mr. Martin — $100,009; Mr. Precourt — $100,009 and Ms. Reed — $100,009.

(4)	The aggregate number of stock options outstanding at fiscal year-end are: Mr. Crandall — 6,000; Mr. Derr — 14,000; Mr. Howell - 6,000; Mr. Hunt — 23,000; Mr. Martin — 23,000; Mr. Precourt — 23,000 and Ms. Reed — 14,000. No stock option awards were granted in 2006.

(5)	Only Mr. Crandall and Mr. Howell participate in the frozen Directors’ Retirement Plan. Each realized a $50,000 increase in change in pension value because of their continued service to the Halliburton Board of Directors.

Directors’ amounts include interest and/or stock equivalents under the Directors’ Deferred Compensation Plan as follows: Mr. Bennett — $548 interest and $78 worth of stock equivalents; Mr. Boyd — $143 interest; Mr. Crandall — $77,295 interest and $26,641 worth of stock equivalents; Mr. Derr — $17,116 interest and $4,543 worth of stock equivalents; Dr. Gillis — $3,569 interest; Mr. Hunt — $13,087 worth of stock equivalents; Mr. Precourt — $26,815 interest and $5,889 worth of stock equivalents and Ms. Reed — $31,253 interest.

(6)	Directors who participated in the matching gifts program for universities and charities in 2006 and the corresponding match provided by the Foundation include: Mr. Crandall — $70,000; Mr. Derr — $20,000; Dr. Gillis — $72,000; Mr. Martin — $100,000; Mr. Precourt — $86,000 and Ms. Reed — $20,000.

AUDIT COMMITTEE REPORT

Halliburton’s Audit Committee consists of Directors who, in the business judgment of the Board of Directors, are independent under Securities and Exchange Commission regulations and the New York Stock Exchange listing standards. In addition, in the business judgment of the Board of Directors, all five members of the Audit Committee, Alan M. Bennett, Robert L. Crandall, J. Landis Martin, Jay A. Precourt and Debra L. Reed, have accounting or related financial management experience required under the listing standards and have been designated by the Board of Directors as “audit committee financial experts”. We operate under a written charter, a copy of which is available on Halliburton’s website, www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board of Directors for approval.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2006, we:

•	reviewed and discussed Halliburton’s audited financial statements with management;
•	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
•	received from KPMG LLP the written disclosures and letter required by Independence Standards Board Standard No. 1; and
•	discussed with KPMG LLP its independence.

Based on our:

•	review of the audited financial statements,
•	discussions with management,
•	discussions with KPMG LLP, and
•	review of KPMG LLP’s written disclosures and letter,

we recommended to the Board of Directors that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. Our recommendation considers our review of that firm’s qualifications as independent public accountants for the Company. Our review also included matters required to be considered under Securities and Exchange Commission rules on auditor independence, including the nature and extent of non-audit services. In our business judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm’s independence.

Respectfully submitted,
THE AUDIT COMMITTEE OF DIRECTORS

Alan M. Bennett
Robert L. Crandall, Chairman
J. Landis Martin
Jay A. Precourt
Debra L. Reed

FEES PAID TO KPMG LLP

During 2006 and 2005, Halliburton incurred the following fees for services performed by KPMG LLP:

	2006	2005
	(in millions)	(in millions)

Audit fees	$19.9	$17.8
Audit-related fees	0.1	0.4
Tax fees	3.8	4.0
All other fees	0.5	0.5

Total	$24.3	$22.7

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG LLP for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, reviews of our financial statements included in the Forms 10-Q we filed for fiscal years 2006 and 2005, and review of registration statements.

Audit-Related Fees

Audit-related fees primarily include professional services rendered by KPMG LLP for audits of some of our subsidiaries relating to transactions.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees.

All Other Fees

All other fees comprise professional services rendered by KPMG LLP related to immigration services and other non recurring miscellaneous services.

Pre-Approval Policies and Procedures

The Audit Committee has established written pre-approval policies that require the approval by the Audit Committee of all services provided by KPMG LLP as the principal independent public accountants that examine the financial statements and the books and records of Halliburton and all audit services provided by other independent public accountants. The current version of the policy is attached to this proxy statement as Appendix B. All of the fees described above provided by KPMG LLP to Halliburton were approved in accordance with the policy. Our Audit Committee considered whether KPMG LLP’s provisions of tax services and All Other Fees as reported above is compatible with maintaining KPMG LLP’s independence as our principal independent public accounting firm.

Work Performed by KPMG LLP’s Partners and Employees

KPMG LLP’s work on Halliburton’s audit was performed by KPMG LLP partners and employees.

PROPOSAL FOR RATIFICATION OF THE SELECTION OF AUDITORS

(Item 2)

KPMG LLP has examined Halliburton’s financial statements beginning with the year ended December 31, 2002. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of that firm as independent public accountants to examine the financial statements and the books and records of Halliburton for the year ending December 31, 2007. The appointment was made upon the recommendation of the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in Halliburton. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with Halliburton in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

If the stockholders do not ratify the selection of KPMG LLP, the Board of Directors will reconsider the selection of independent public accountants.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2007.

STOCKHOLDER PROPOSAL ON HUMAN RIGHTS REVIEW

(Item 3)

The Sisters of Charity of the Blessed Virgin Mary (Sisters), located at 205 W. Monroe, Suite 500, Chicago, IL 60606, has notified Halliburton that they intend to present the resolution set forth below to the Annual Meeting for action by the stockholders. Their supporting statement for the resolution, along with the Board of Directors’ statement in opposition, is set forth below. As of December 8, 2006, the Sisters beneficially owned 100 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board of Directors will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Develop and Adopt Human Rights Policy
2007 — Halliburton Company

Whereas expectations of the global community are growing that companies need to have policies in place that promote and protect human rights within their areas of activity and sphere of influence, which helps promote and protect the company’s reputation as a good corporate citizen.

Halliburton is one of the world’s largest providers of products and services to the oil and gas industries and has operations globally. For example, KBR, the company’s recently spun-off engineering and construction subsidiary, employs more than 60,000 people in 43 countries. http://www.halliburton.com/aboutlindex.jsp)

There are 99 companies worldwide which have adopted explicit human rights policies addressing a company’s responsibility to the communities and societies where they operate. (www.business-humanrights.org, November, 2006)

In the Halliburton’s 2003 Corporate Social Responsibility report, “The Journey Continues,” it states: “For a company to be allowed to work globally, it must be able to meet society’s need for goods and services without compromising the natural or social resources of the global community. It must not only be a business leader, but a good corporate citizen.”

Our company’s Code of Business Conduct does not address major corporate responsibility issues, such as, human rights. Without a human rights policy, our company faces reputational risks by operating in countries, such as China, where the rule of law is weak and human rights abuses are well documented. (U.S. State Department Country Human Rights Reports 2005; http://www.state.gov/g/drl/rls/hrrpt/2005)

Negative publicity hurts our company’s reputation and has the potential to impact shareholder value. “Pentagon investigators have referred allegations of abuse in how the Halliburton Company was awarded a contract for work in Iraq to the Justice Department for possible criminal investigation. . .” according to a recent article in the New York Times.  (“Halliburton Case Is Referred to Justice Dept., Senator Says,” by Erik Eckholm, November 19, 2005) Halliburton subsidiary KBR has been linked to trafficking-related concerns, including substandard living conditions, extremely low wages and confiscating employee passports. (Chicago Tribune, 12-05; UPI, 4-25-06)

We recommend our company base its human rights policies on the Universal Declaration of Human Rights, the International Labor Organization’s Core Labor Standards. and the United Nations Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights. (http://www1.umn.edu/humanarts/links/commentary.Aug2003.html)

Resolved: shareholders request management to review its policies related to human rights to assess areas where the company needs to adopt and implement additional policies and to report its findings, omitting proprietary information and prepared at reasonable expense, by December 2007.

Supporting Statement:

We recommend the review include:

1. A risk assessment to determine the potential for human rights abuses in locations, such as the Middle East and other war-torn areas, where the company operates.

2. A report on the current system in place to ensure that the company’s contractors and suppliers are implementing human rights policies in their operations, including monitoring, training and addressing issues of non-compliance.

3. Halliburton’s strategy of engagement with internal and external stakeholders.

We urge you to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

Halliburton is a company that operates in over 100 countries around the world with stockholders, customers, partners, suppliers and employees that represent virtually every race or national origin and an associated multitude of religions, cultures, customs, political philosophies and languages. We must, and do, respect such diversity. In this regard we hope to help improve the quality of life wherever we do business by serving as a developer of natural resources and infrastructures.

Although we do not always agree with the policies or actions of governments in every place that we do business and make no excuses for their behaviors, we believe that decisions as to the nature of such governments and their actions are better made by governmental authorities and international entities such as the United Nations as opposed to individual persons or companies such as Halliburton. Where the United States government has mandated that United States companies refrain from commerce, we comply. Due to the long-term nature of our business and the inevitability of political and social change, it is neither prudent nor appropriate for Halliburton to establish its own country-by-country foreign policy regarding human rights.

We have long addressed many of the issues that fall under the umbrella of human rights, such as employment practices, nondiscrimination in employment, health and safety, and security of employees and company facilities. Our support of these issues is clearly communicated in our Code of Business Conduct, which is available on our website at http://www.halliburton.com/COBC. A brief description of applicable policies within our Code of Business Conduct include the following:

•	Company Policy 3-0001, General Policy Regarding Laws and Business Conduct, requires employees and agents to observe high standards of business and personal ethics and to treat those that we deal with in a courteous and respectful manner. It is our policy not to discriminate against employees, stockholders, directors, customers or suppliers on account of race, color, age, sex, sexual orientation, religion, or national origin except as may be required by applicable law.

•	Company Policy 3-0002, Equal Employment Opportunity, establishes and communicates our policy on equal employment opportunity. We endeavor to create a workforce that is a reflection of the diverse population of the communities in which we operate.

•	Company Policy 3-0004, Internal Accounting Controls, Procedures & Records, establishes guidelines and procedures related to keeping books and records that in reasonable detail accurately and fairly reflect our transactions and dispositions of assets.

•	Company Policy 3-0005, Sensitive Transactions, establishes and communicates our position regarding sensitive transactions and requires that transactions are executed, and access to assets is permitted, only in accordance with management’s authorization. Our employees are strictly prohibited from paying any bribe, kickback or other similar unlawful payment to, or otherwise entering into a transaction with, any public official, political party or official, candidate for public office or other individual, in any country, to secure any contract, concession or other favorable treatment.

•	Company Policy 3-0013, Antitrust & Competition Laws, provides guidelines for compliance with all applicable antitrust and competition laws.

•	Company Policy 3-0014, Health, Safety, and Environment, establishes and communicates our policy concerning the protection of the health and safety of our employees and other persons affected by our business activities and the prevention of environmental pollution with respect to our business activities and operations. We will continuously evaluate the health, safety and environmental aspects of our products and services.

•	Company Policy 3-0016, Harassment, establishes and communicates our policy prohibiting harassment, which depending on the facts and circumstances, may include verbal or written harassment, physical harassment, sexual harassment, and racial harassment.

In addition to these policies in our Code of Business Conduct, we have Corporate Policy 3-1573, Minimum Employment Age Requirement, which establishes our policy that we will not employ anyone, in any capacity, who is under the age of 18 years, except where this minimum employment age requirement is superseded by local law. Where local law supersedes our policy, we will not assign employees under the age of 18 to dangerous or hazardous occupations.

We believe that because we maintain and enforce these policies, it is not necessary to create an explicit policy on human rights. It is our view that we treat our employees and others in the communities within which we operate in compliance with the values that would be expressed in a policy on human rights.

Our employees around the world are actively involved in many activities that benefit their local communities. Many locations have active employee volunteer councils providing assistance to a myriad of charitable causes. Information about specific examples of these community service activities is provided on our website at http://www.halliburton.com/community. We are very proud of the positive contribution being made by thousands of our employees in various communities where they live and work.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS

(Item 4)

The Office of the Comptroller of New York City is the custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund and custodian of the New York City Board of Education Retirement Systems (the “Funds”), located at 1 Centre Street, New York, NY 10007, has notified Halliburton that it intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. The fund’s supporting statement for the resolution, along with the Board of Directors’ statement in opposition, is set forth below. As of December 13, 2006, the Funds beneficially owned 1,384,223 of Halliburton’s common stock. Proxies solicited on behalf of the Board of Directors will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Proposal

Resolved: That the shareholders of Halliburton Company hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code. Also, any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a. An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b. Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and,

c. The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the Company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Halliburton, we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions involve political contributions with corporate funds, called “soft money,” and payments to trade associations and related groups that are used for political activities. Most of these expenditures are not publicly disclosed. Company soft money contributions have not been uncovered in 2003-04, the last fully reported election cycle. However, Halliburton payments to trade associations used for political activities are undisclosed and unknown. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. The result: shareholders and, in many cases, management do not know how trade associations use their company’s money politically. The proposal asks the Company to disclosure its political contributions and payments to trade associations and other tax exempt organizations.

Absent a system of accountability, company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support FOR this critical governance reform

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

Halliburton is committed to complying with the letter and spirit of all laws and regulations governing political contributions and adhering to the highest standards of ethics and transparency in engaging in any political activities. The Board of Directors believes that it is in our best interests and those of our stockholders that we participate in the political process by engaging in a government relations program to educate and inform public officials about our position on issues significant to our business. Although we believe that political contributions represent a valuable element of that program, it is important to note that the vast majority of company related political contributions, including contributions to federal officials, come from funds that are voluntarily contributed by employees to Halliburton’s political action committee (HALPAC), not from corporate funds.

The activities of HALPAC are subject to regulation by the federal government, including detailed disclosure requirements. For example, as required by federal law, HALPAC files monthly reports with the Federal Election Commission (FEC) reporting all political contributions, and also files pre-election and post-election FEC reports. Moreover, all political contributions over $200.00 are required to be disclosed and the identity of the donor and the recipient are available to any member of the public from the FEC.

Political contributions by HALPAC and us are also subject to regulation at the state government level. And although some states permit corporate contributions to candidates of political parties, all states require that recipients of any political contributions from HALPAC must generally disclose the identity of donors and the dollar amount of the contributions. Accordingly, the Board of Directors believes that additional reports requested in the proposal would result in an unnecessary and unproductive use of our time and resources.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board will be voted against the proposal unless instructed otherwise.

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STOCKHOLDER PROPOSAL ON STOCKHOLDER RIGHTS PLANS

(Item 5)

Lucian Bebchuck, located at 1545 Massachusetts Avenue, Cambridge, MA 02138, has notified Halliburton that he intends to present the resolution set forth below to the Annual Meeting for action by the stockholders. Mr. Bebchuck’s supporting statement for the resolution, along with the Board of Directors’ statement in opposition, is set forth below. As of December 22, 2006, Mr. Bebchuck beneficially owned 250 shares of Halliburton’s common stock. Proxies solicited on behalf of the Board of Directors will be voted AGAINST this proposal unless stockholders specify a contrary choice in their proxies.

Proposal

It is hereby RESOLVED that pursuant to Section 109 of the Delaware General Corporation Law, 8 Del. C. § 109, and Section 31 of the Corporation’s By-laws, the Corporation’s By-laws are hereby amended by adding a new Section 34 as follows:

Section 34. Policies on Stockholder Rights Plans.

(a) “Policy on Rights Plans” refers in this Section to any policy or guideline established by the Board of Directors that as of the date of the preceding election of Directors was in effect and placed limits on the Board’s ability to adopt, extend or implement a stockholder rights plan without stockholder ratification.

(b) A “Policy-Abandoning Decision” refers in this Section to any decision by the Board to act inconsistently with the terms of the Policy on Rights Plans.

(c) Any Policy-Abandoning Decision not ratified by the stockholders shall require the affirmative vote of all the members of the Board.

(d) Nothing in this Section should be construed to permit or validate any Policy-Abandoning Decision that otherwise would be prohibited or invalid.

(e) To the extent that amendment or repeal of this Section by the Board of Directors is permitted, a decision to repeal or amend this Section not ratified by the stockholders shall require the affirmative vote of all the members of the Board of Directors.

This By-law Amendment shall be effective immediately and automatically as of the date it is approved by the vote of stockholders in accordance with Section 31 of the Corporation’s By-laws.

Supporting Statement

Statement of Professor Lucian Bebchuck: The Corporation adopted in September 2005 a policy on stockholder rights plans which requires, among other things, that a poison pill not approved in advance or subsequently ratified by the stockholders shall expire within one year. I view the limitations on use of poison pills established by the policy as desirable, and I believe that a Policy-Abandoning Decision made by the Board without stockholder ratification would raise significant concerns. I also believe that state law does not categorically prevent all Policy-Abandoning Decisions.

The proposed arrangement would prevent Policy-Abandoning Decisions not ratified by the stockholders for which there is opposition among the Directors. It would not impede, however, any Policy-Abandoning Decision that stockholders would ratify. Although the proposed By-law would apply to Policy-Abandoning Decisions, it would not endorse such decisions, explicitly specifying that it should not be construed to permit or validate any Policy-Abandoning Decisions that otherwise would be prohibited or invalid.

I urge you to vote “yes” to support the adoption of this proposal.

The Board of Directors recommends a vote AGAINST this proposal. Halliburton’s statement in opposition is as follows:

As we communicated to stockholders in last year’s Proxy Statement, the Halliburton Board adopted a policy on stockholder rights plans effective on December 16, 2005. The policy is as follows:

Adoption of Policy Statement Regarding Stockholder Rights Plans

RESOLVED, that the Board deems it desirable and in the best interests of the Company and its stockholders to adopt, and the Board hereby approves and adopts, the following policy effective December 16, 2005:

“The Company does not have a “poison pill” or stockholder rights plan.

If the Company were to adopt a stockholder rights plan, the Board would seek prior stockholder approval of the plan unless, due to timing constraints or other reasons, a majority of independent directors of the Board determines that it would be in the best interests of stockholders for the Board to adopt a plan before obtaining stockholder approval.

If a stockholder rights plan is adopted without prior stockholder approval, the plan must either be ratified by stockholders or must expire, without being renewed or replaced, within one year.

The Nominating and Corporate Governance Committee shall review this policy statement periodically and report to the Board on any recommendations it may have concerning the policy.”

The Board’s policy requires the Board to seek stockholder approval prior to adopting a rights plan, unless the Board in exercising its fiduciary duty determines that it is in the best interests of stockholders to adopt a plan prior to obtaining stockholder approval, in which event the adopted plan must either expire or be ratified by the stockholders within one year.

The Board believes that the policy it adopted is sufficient and while it has no present intention to revise the policy, the Board thinks that a revision to Halliburton’s By-laws which would restrict the Board’s ability to revise the policy is unnecessary.

The Board of Directors recommends a vote AGAINST the proposal. Proxies solicited by the Board will be voted against the proposal unless instructed otherwise.

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ADDITIONAL INFORMATION

Advance Notice Procedures

Under our By-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Meeting or is otherwise brought before the Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to Halliburton (containing the information specified in the By-laws) not less than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Halliburton’s proxy statement. This advance notice requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

The proxies accompanying this proxy statement are being solicited by Halliburton. The cost of soliciting proxies will be borne by Halliburton. We have retained Georgeson Inc. to aid in the solicitation of proxies. For these services, we will pay Georgeson a fee of $12,500 and reimburse it for out-of-pocket disbursements and expenses. Officers and regular employees of Halliburton may solicit proxies personally, by telephone or other telecommunications with some stockholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers and others for their reasonable expenses in forwarding proxies and proxy material to beneficial owners of Halliburton’s stock.

Stockholder Proposals for the 2008 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2008 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Halliburton’s Vice President and Secretary at 5 Houston Center, 1401 McKinney Street, Suite 2400, Houston, Texas 77010, no later than December 4, 2007. The 2008 Annual Meeting will be held on May 21, 2008.

OTHER MATTERS

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Meeting for action by stockholders, it is intended that proxies in the accompanying form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors,

Sherry D. Williams
Vice President and Secretary

April 2, 2007

Appendix A

CORPORATE GOVERNANCE GUIDELINES

Revised as of October 19, 2006

The Board of Directors believes that the primary responsibility of the Directors is to provide effective governance over Halliburton’s affairs for the benefit of its stockholders. That responsibility includes:

•	Evaluating the performance of the Chief Executive Officer and taking appropriate action, including removal, when warranted;
•	Fixing the Chief Executive Officer’s compensation for the next year based upon a recommendation from the Compensation Committee;
•	Selecting, evaluating and fixing the compensation of executive management of Halliburton and establishing policies regarding the compensation of other members of management;
•	Reviewing succession plans and management development programs for members of executive management;
•	Reviewing and approving periodically long-term strategic and business plans and monitoring corporate performance against such plans;
•	Adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial, disclosure and other controls, and reviewing the adequacy of compliance systems and controls;
•	Evaluating annually the overall effectiveness of the Board; and
•	Reviewing matters of corporate governance.

The Board has adopted these Guidelines to assist it in the exercise of its responsibilities. These Guidelines are reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to the operation of the Board.

Operation of the Board — Meetings

1. Chairman of the Board and Chief Executive Officer. The Board believes that, under normal circumstances, the Chief Executive Officer of Halliburton should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to the Board for the overall management and functioning of Halliburton.

2. Lead Director. The Chairman of the Management Oversight Committee, which is composed of all outside Directors, is Halliburton’s Lead Director. The Lead Director is elected by and from the outside Directors.

3. Executive Sessions of Outside Directors. During each regular Board meeting, the outside Directors meet in scheduled executive sessions. Further, the Management Oversight Committee is composed of all of the outside Directors and meets in executive session during a portion of each of its five regular meetings per year. In addition, any member of the Management Oversight Committee may request the Committee Chairman to call an executive session of the Committee at any time.

Each December, the Management Oversight Committee meets in executive session to evaluate the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, the Committee takes into consideration the executive’s performance in both qualitative and quantitative areas, including:

•	leadership and vision;
•	integrity;
•	keeping the Board informed on matters affecting Halliburton and its operating units;
•	performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);
•	development and implementation of initiatives to provide long-term economic benefit to Halliburton;
•	accomplishment of strategic objectives; and
•	development of management.

The evaluation will be communicated to the Chief Executive Officer by the Chairman of the Management Oversight Committee and reviewed by the Compensation Committee in the course of its deliberations before it provides a recommendation to the full Board of Directors for the Chief Executive Officer’s compensation for the next year.

4. Attendance of Non-Directors at Board Meetings. The Chief Financial Officer and the General Counsel will be present during Board meetings, except where there is a specific reason for one or both of them to be excluded. In addition, the Chairman of the Board may invite one or more members of management to be in regular attendance at Board meetings and may include other officers and employees from time to time as appropriate to the circumstances.

5. Frequency of Board Meetings. The Board has five regularly scheduled meetings per year. Special meetings are called as necessary. It is the responsibility of the Directors to attend the meetings.

6. Board Access to Management. Directors have open access to Halliburton’s management, subject to reasonable time constraints. In addition, members of Halliburton’s executive management routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. The Board encourages executive management to bring managers into Board or Committee meetings and other scheduled events who (a) can provide additional insight into matters being considered or (b) represent managers with future potential whom executive management believe should be given exposure to the members of the Board.

7. Board Access to Independent Advisors. The Board has the authority to retain, set terms of engagement and dismiss such independent advisors, including legal counsel or other experts, as it deems appropriate, and to approve the fees and expenses of such advisors.

8. Long-term Plans. Long-term strategic and business plans will be reviewed annually at one of the Board’s regularly scheduled meetings.

9. Selection of Agenda Items for Board Meetings. The Chairman of the Board and Chief Executive Officer prepares a draft agenda for each Board meeting and the agenda and meeting schedule are submitted to the Lead Director for approval. The other Board members are free to suggest items for inclusion on the agenda and each Director is free to raise at any Board meeting subjects that are not on the agenda.

10. Board/Committee Forward Agenda. A forward agenda of matters requiring recurring and focused attention by the Board and each Committee will be prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration.

11. Information Flow; Advance Review of Meeting Materials.  In advance of each Board or Committee meeting, a proposed agenda will be distributed to each Director. In addition, to the extent feasible or appropriate, information and data important to the Directors’ understanding of the matters to be considered, including background summaries and presentations to be made at the meeting, will be distributed in advance of the meeting. Information distributed to the Directors is approved by the Lead Director. Directors also routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of Halliburton’s business, performance and prospects. It is each Director’s responsibility to review the meeting materials and other information provided by Halliburton.

Board Structure

1. Two-thirds of the Members of the Board Must Be Independent Directors. The Board believes that as a matter of policy two-thirds of the members of the Board should be independent Directors. In order to be independent, a Director cannot have a material relationship with Halliburton. A Director will be considered independent if he or she:

•	has not been employed by Halliburton or its affiliate in the preceding three years and no member of the Director’s immediate family has been employed as an executive officer of Halliburton or its affiliate in the preceding three years;

•	has not received, and does not have an immediate family member that has received for service as an executive officer of Halliburton, within the preceding three years, during any twelve-month period, more than $100,000 in direct compensation from Halliburton, other than director’s fees, committee fees or pension or deferred compensation for prior service;

•	is not (A) a current partner of Halliburton’s independent auditor, (B) is not a current employee of Halliburton’s independent auditor and (C) was not during the past three calendar years a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

•	does not have an immediate family member who (A) is a current partner of Halliburton’s independent auditor, (B) is a current employee of Halliburton’s independent auditor who participates in that firm’s audit, assurance or tax compliance (but not tax planning) practice and (C) was during the past three calendar years, a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

•	has not been an employee of a customer or supplier of Halliburton or its affiliates and does not have an immediate family member who is an executive officer of such customer or supplier that makes payments to, or receives payments from, Halliburton or its affiliates in an amount which exceeds the greater of $1 million or 2% of such customer’s or supplier’s consolidated gross revenues within any of the preceding three years;

•	has not been within the preceding three years part of an interlocking directorate in which the Chief Executive Officer or another executive officer of Halliburton serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

The definition of independence and compliance with this policy will be reviewed periodically by the Nominating and Corporate Governance Committee. All Directors complete independence questionnaires at least annually and the Board makes determinations of the independence of its members.

The Board believes that employee Directors should number not more than 2. While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee Directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

2. Size of the Board. The Board believes that, optimally, the Board should number between 10 and 14 members. The By-laws prescribe that the number of Directors will not be less than 8 nor more than 20.

3. Service of Former Chief Executive Officers and Other Former Employees on the Board. Employee Directors shall retire from the Board at the time of their retirement as an employee unless continued service as a Director is requested and approved by the Board.

4. Annual Election of All Directors. As provided in Halliburton’s By-laws, all Directors are elected annually by the majority of votes cast, unless the number of nominees exceeds the number of Directors to be elected, in which event the Directors shall be elected by a plurality vote. Should a Director’s principal title change during the year, he or she must submit a letter of Board resignation to the Chairman of the Nominating and Corporate Governance Committee who, with the full Committee, shall have the discretion to accept or reject the letter.

5. Board Membership Criteria. Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

•	Personal characteristics:

•	highest personal and professional ethics, integrity and values;

•	an inquiring and independent mind; and

•	practical wisdom and mature judgment.

•	Broad training and experience at the policy-making level in business, government, education or technology.

•	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

•	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations.

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates.

6. Process for the Selection of new Directors. The Board is responsible for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Corporate Secretary, as described in our proxy statement. The Nominating and Corporate Governance Committee also considers whether to nominate persons put forward by stockholders pursuant to Halliburton’s by-laws relating to stockholder nominations.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed in item 5 above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board of Directors which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

7. Director Tenure. The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, will review each Director’s continuation on the Board annually in making its recommendation to the Board concerning his or her nomination for election or reelection as a Director. As a condition to being nominated by the Board to continue to serve as a Director, each incumbent Director nominee will be required to sign and deliver to the Board an irrevocable letter of resignation in a form satisfactory to the Board that is deemed tendered as of the date of the certification of the election results for any Director nominee who fails to achieve a majority of the votes cast at an election of Directors. The letter of resignation is limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election of Directors and such resignation shall only be effective upon acceptance by the Board of Directors. Each nominee who is not an incumbent Director shall agree upon his or her election as a Director to sign and deliver to the Board such irrevocable letter of resignation. Further, the Board shall fill vacancies and new directorships only with candidates who agree to tender promptly following their appointment as a Director, a letter of resignation as described above. The Board’s expectation is that any Director whose resignation has been tendered as described in this section will abstain from participation in both the Nominating and Corporate Governance Committee’s consideration of the resignation, if they are a member of that committee, and the Board’s decision regarding the resignation. There are no term limits on Directors’ service, other than mandatory retirement.

8. Director Retirement. It is the policy of the Board that each outside Director shall retire from the Board immediately prior to the annual meeting of stockholders following his or her seventy-second birthday. Employee Directors shall retire at the time of their retirement from employment with Halliburton unless continued service as a Director is approved by the Board.

9. Director Compensation Review. It is appropriate for executive management of Halliburton to report periodically to the Nominating and Corporate Governance Committee on the status of Halliburton’s Director compensation practices in relation to other companies of comparable size and Halliburton’s competitors.

10. Changes. Changes in Director compensation, if any, should come upon the recommendation of the Nominating and Corporate Governance Committee, but with full discussion and concurrence by the Board.

11. General Principles for Determining Form and Amount of Director Compensation. The Nominating and Corporate Governance Committee annually reviews the competitiveness of Halliburton’s Director compensation practices. In doing so, the Committee compares Halliburton’s practices with those of its comparator group, which includes both peer and general industry companies. Specific components reviewed include: cash compensation, equity compensation, benefits and perquisites. Information is gathered directly from published proxy statements of comparator group companies. Additionally, the Committee utilizes external market data gathered from a variety of survey sources to serve as a reference point against a broader group of companies. Determinations as to the form and amount of Director compensation are based on Halliburton’s competitive position resulting from this review.

12. Conflicts of Interest. If an actual or potential conflict of interest develops because of significant dealings or competition between Halliburton and a business with which the Director is affiliated, the Director should report the matter immediately to the Chairman of the Board for evaluation by the Board. A significant conflict must be resolved or the Director should resign.

If a Director has a personal interest in a matter before the Board, the Director shall disclose the interest to the full Board and excuse himself or herself from participation in the discussion and shall not vote on the matter.

13. Board Attendance at Annual Meeting. It is the policy of the Board that all Directors attend the Annual Meeting of Stockholders and Halliburton’s annual proxy statement shall state the number of Directors who attended the prior year’s Annual Meeting.

Committees of the Board

1. Number and Types of Committees. A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed.

The Board has established the following standing Committees: Audit; Compensation; Health, Safety and Environment; Management Oversight; and Nominating and Corporate Governance. Each Committee’s charter is to be reviewed periodically by the Committee and the Board.

2. Composition of Committees. It is the policy of the Board that only outside Directors serve on Board Committees. Further, only independent Directors serve on the Audit; Compensation; and the Nominating and Corporate Governance Committees.

A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another Halliburton executive officer serves on the board of another corporation that employs the Director) may not serve on the Compensation Committee. The composition of the Board Committees will be reviewed annually to ensure that each of its members meet the criteria set forth in applicable SEC, NYSE and IRS rules and regulations.

3. Assignment and Rotation of Committee Members. The Nominating and Corporate Governance Committee, with direct input from the Chief Executive Officer, recommends annually to the Board the membership of the various Committees and their Chairmen and the Board approves the Committee assignments. In making its recommendations to the Board, the Committee takes into consideration the need for continuity; subject matter expertise; applicable SEC, IRS or NYSE requirements; tenure; and the desires of individual Board members.

4. Frequency and Length of Committee Meetings. Each Committee shall meet as frequently and for such length of time as may be required to carry out its assigned duties and responsibilities. The schedule for regular meetings of the Board and Committees for each year is submitted and approved by the Board in advance. In addition, the Chairman of a Committee may call a special meeting at any time if deemed advisable.

5. Committee Agendas; Reports to the Board. Members of management and staff will prepare draft agenda and related background information for each Committee meeting which, to the extent desired by the relevant Committee Chairman, will be reviewed and approved by the Committee Chairman in advance of distribution to the other members of the Committee. A forward agenda of recurring topics to be discussed during the year will be prepared for each Committee and furnished to all Directors. Each Committee member is free to suggest items for inclusion on the agenda and to raise at any Committee meeting subjects that are not on the agenda for that meeting.

Reports on each Committee meeting (other than Management Oversight Committee meetings) are made to the full Board. All Directors are furnished copies of each Committee’s minutes.

Other Board Practices

1. Director Orientation and Continuing Education. An orientation program has been developed for new Directors which includes comprehensive information about Halliburton’s business and operations; general information about the Board and its Committees, including a summary of Director compensation and benefits; and a review of Director duties and responsibilities. Halliburton provides continuing education courses several times per year on business unit product and service line operations.

2. Board Interaction with Institutional Investors and Other Stakeholders. The Board believes that it is executive management’s responsibility to speak for Halliburton. Individual Board members may, from time to time, meet or otherwise communicate with outside constituencies that are involved with Halliburton. In those instances, however, it is expected that Directors will do so only with the knowledge of executive management and, absent unusual circumstances, only at the request of executive management.

3. Stockholder Communications with Directors. To foster better communication with Halliburton’s stockholders, Halliburton established a process for stockholders to communicate with the Audit Committee and the Board of Directors. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE, and the SEC. The methods of communication with the Board include mail (Board of Directors c/o Director of Business Conduct, Halliburton Company, 1401 McKinney, Suite 1400, Houston, Texas 77010, USA), a dedicated telephone number (888-312-2692 or 770-613-6348) and an e-mail address (BoardofDirectors@halliburton.com). Information regarding these methods of communication is also on Halliburton’s website, www.halliburton.com, under “Corporate Governance”.

Halliburton’s Director of Business Conduct, a Company employee, reviews all stockholder communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Chairman of the Management Oversight Committee is promptly notified of any other significant stockholder communications and communications addressed to a named Director is promptly sent to the Director. A report summarizing all communications is sent to each Director quarterly and copies of communications are available for review by any Director.

4. Periodic Review of These Guidelines. The operation of the Board of Directors is a dynamic and evolving process. Accordingly, these Guidelines will be reviewed periodically by the Nominating and Corporate Governance Committee and any recommended revisions will be submitted to the full Board for consideration.

Approved as revised: Halliburton Company
Board of Directors
October 19, 2006

Supersedes previous version dated
December 7, 2005

Appendix B

CORPORATE POLICY
SERVICES OF INDEPENDENT PUBLIC ACCOUNTANTS

Purpose:

To establish the policy of Halliburton Company, its subsidiaries and affiliates (the “Company”) with respect to (1) the types of services that may be provided by the independent public accounting firm appointed to audit the financial statements of Halliburton Company (the “Principal Independent Public Accountants”) and (2) the approval of all services provided by the Principal Independent Public Accountants and all audit services provided by other independent public accountants.

General:

This Policy is intended to assist management, the Audit Committee and the Board of Directors in carrying out their respective responsibilities to ensure that (1) the independence of the Principal Independent Public Accountants is not impaired, (2) no prohibited services are provided by the Principal Independent Public Accountants and (3) that all services provided by the Principal Independent Public Accountants and all audit services provided by independent public accountants other than the Principal Independent Public Accountants are pre-approved by the Audit Committee. Nothing herein shall be deemed to amend or restrict the Audit Committee Charter, to restrict the authority of the Audit Committee to appoint, compensate, retain and oversee the work of the Principal Independent Public Accountants and audit services work of other independent public accountants or to alter in any way the responsibilities of the Audit Committee, the Principal Independent Public Accountants, other independent public accountants and management as set forth in the Audit Committee Charter or as required under applicable laws, rules or regulations as they relate to the matters covered herein.

Policy:

1.	The services (“Permitted Services”) which can be performed for the Company by the Principal Independent Public Accountants will be categorized as follows consistent with rules of the Securities and Exchange Commission (the “SEC”) pertaining to fee disclosure:

•	Audit;
•	Audit-Related;
•	Tax; and
•	All Other.

2.	Audit services include:

•	audit of financial statements that are filed with the SEC;
•	quarterly reviews;
•	statutory audits;
•	comfort letters;
•	consents;
•	review of registration statements;
•	Sarbanes-Oxley Section 404 attestations;
•	accounting research for completed transactions;
•	tax or information technology control assistance for Audit services; and
•	such other services as the SEC may, from time to time, deem to constitute Audit services.

3.	Audit-Related services include:

•	employee benefit plan audits;
•	due diligence assistance;
•	accounting research on proposed transactions;
•	assistance with regulatory matters involving the SEC and Public Company Accounting Oversight Board (“PCAOB”), environmental compliance, and project bidding or execution; and
•	other audit or attest services required by regulatory authorities.

4.	Tax services include:

•	preparation of original and amended tax returns, claims for refund and tax payment-planning services;
•	tax planning and tax advice, which includes assistance with tax audits and appeals, tax advice relating to proposed transactions, employee benefit plans and requests for rulings or technical advice from taxing authorities; and
•	global tax compliance and advisory services for expatriate employees.

Notwithstanding the above, Tax services will not include representation before a tax court, district court or U.S. federal court of claims.

5.	Other services include:

•	special investigations to assist the Audit Committee or its counsel; and
•	other services that can be performed for the Company by the Principal Independent Public Accountants which are allowed by the rules of the SEC and PCAOB and are specifically approved by the Audit Committee or the Committee Designee (as defined below).

6.	The Audit Committee has determined that the Principal Independent Public Accountants providing Audit-Related services, Tax services and Other services is consistent with the maintenance of auditor independence. Accordingly, the Audit Committee is pre-approving as set forth in this Paragraph 6 the performance by the Principal Independent Public Accountants of the enumerated Permitted Services:

a.	Audit, Audit-Related and Tax services will be described in a plan submitted by the Principal Independent Public Accountants on an annual basis to the Audit Committee for approval in advance of the performance of services. The approved plan, together with any approved modifications or supplements to the plan, is referred to in this policy as the “Principal Independent Public Accountants Auditor Services Plan”;

b.	For Audit, Audit-Related and Tax services that are not included in the Principal Independent Public Accountants Auditor Services Plan, (1) any service the fees for which will be $150,000 or less are approved, and (2) any service the fees for which will be greater than $150,000 will require the specific approval of (a) the Audit Committee, or (b) the Chairman of the Audit Committee or another member of the Audit Committee designated by the Audit Committee or the Chairman of the Audit Committee (the “Committee Designee”); and

c.	Other services (1) the fees for which will be $50,000 or less are approved, and (2) the fees for which will be greater than $50,000 will require the specific approval of (a) the Audit Committee, or (b) the Committee Designee.

Any services of the Principal Independent Public Accountants (i) approved by the Committee Designee or (ii) pre-approved by the Audit Committee by virtue of this paragraph 6 but not included in the Principal Independent Public Accountants Auditor Services Plan will be reported to the full Audit Committee at its next regularly scheduled meeting.

7.	Any other Permitted Services to be provided by the Principal Independent Public Accountants not specifically listed under paragraphs 2 through 5 will require specific approval by the (a) Audit Committee or (b) Committee Designee.

8.	On a quarterly basis, the Principal Independent Public Accountants will furnish to the Audit Committee a report reflecting the Permitted Services approved year-to-date categorized as follows:

•	Audit fees;
•	Audit-Related fees;
•	Tax fees; and
•	All Other fees.

9.	For any Audit services to be provided by independent public accountants other than the Principal Independent Public Accountants, the Audit Committee is pre-approving as set forth in this Paragraph 9 the performance of Audit services by such independent public accountants as follows:

a.	Audit services will be described in a plan submitted by the Chief Accounting Officer on an annual basis to the Audit Committee for approval in advance of the performance of services. The approved plan, together with any approved modifications or supplements to the plan, is referred to in this policy as the “Other Auditor Services Plan”; and

b.	For Audit services that are not included in the Other Auditor Services Plan, (1) any service the fees for which will be $150,000 or less are approved, and (2) any service the fees for which will be greater than $150,000 will require the specific approval of (a) the Audit Committee, or (b) the Committee Designee.

Any Audit services to be provided by independent public accountants other than the Principal Independent Public Accountants which have been (i) approved by the Committee Designee or (ii) pre-approved by the Audit Committee by virtue of this paragraph 9 but not included in the Other Auditor Services Plan will be reported to the full Audit Committee at its next regularly scheduled meeting.

10.	The Principal Independent Public Accountants shall not be engaged to provide any service that would result in the Principal Independent Public Accountants:

•	functioning in the role of management;
•	auditing its own work; or
•	serving in an advocacy role.

Without limiting the generality of the previous sentence, the following “Prohibited Non-Audit Services” shall not be performed for the Company by the Principal Independent Public Accountants:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker-dealer, investment adviser, or investment banking services;
•	legal services;
•	expert services unrelated to the audit; and
•	any other service that the PCAOB or SEC determines, by regulation, is impermissible.

11.	The Company shall not hire any of the following individuals to fill a “financial reporting oversight role” (being a position where that person can influence the contents of Halliburton Company’s financial statements or anyone who prepares them, such as when the person is a member of the Board of Directors, or the chief executive officer, president, chief financial officer, chief operating officer, general counsel, chief accounting officer, corporate controller, director of internal audit, director of financial reporting, corporate treasurer, or any equivalent position for Halliburton Company) for a one year period following the completion of the annual audit for the Company:

•	lead partner for the audit;
•	concurring partner for the audit; or
•	any other member of the audit engagement team who provides more than ten hours of audit, review or attest services for the Company.

The Principal Independent Public Accountants will maintain a list of all members of the audit engagement team who fall into the categories described above and present such list to the Chief Accounting Officer on an annual basis.

The approval of the Chief Financial Officer is required before the Company extends an offer for a position to any current professional employees of the Principal Independent Public Accountants or to any professional employees who were employed by the Principal Independent Public Accountants within the past two years. The Chief Financial Officer will report to the Audit Committee as to any former professional employees of the Principal Independent Public Accountants who were hired by the Company during the previous quarter. Additionally, approval of the Audit Committee Chairman is required before the Company may hire any partner or former partner of the Principal Independent Public Accountants.

12.	Both the lead and concurring partners of the Principal Independent Public Accountants shall be rotated after five years of service and, upon rotation, are subject to a five year “time out” period. Other audit partners of the Principal Independent Public Accountants shall be rotated after seven years of service and, upon rotation, are subject to a two-year “time out” period. Audit partners shall mean partners on the audit engagement team who have responsibility for decision-making on significant auditing, accounting and reporting matters that affect the financial statements or who maintain regular contact with management and the Audit Committee. On an annual basis, the Principal Independent Public Accountants will report to the Audit Committee the names and status of rotation of all audit partners subject to rotation.

Approved as revised: Audit Committee of Halliburton Company
February 14, 2007

Supersedes previous version dated:
July 18, 2006

Other References:

1.  Halliburton Company Audit Committee Charter.

DIRECTIONS TO THE WOODLANDS RESORT & CONFERENCE CENTER

From Bush Intercontinental Airport:

Take I-45 North or Hardy Toll Road North to Woodlands Parkway (Exit 76B). Follow Woodlands Parkway to Grogan’s Mill Road. Watch for The Woodlands Resort & Conference Center signs. Stay in right lane exiting at Grogan’s Mill Road. At traffic light, turn LEFT and continue to North Millbend Drive, and make a RIGHT. The entrance to the resort is immediately following on the LEFT.

From Points North:

Take I-45 South to Robinson Road/Woodlands Parkway (Exit 76). Turn RIGHT on Woodlands Parkway. Watch for The Woodlands Resort & Conference Center signs. Stay in right lane exiting at Grogan’s Mill Road. At traffic light, turn LEFT and continue to North Millbend Drive, and make a RIGHT. The entrance to the resort is immediately following on the LEFT.

HO5242

PROXY
HALLIBURTON COMPANY
PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints D.J. Lesar, A.O. Cornelison, Jr. and S.D. Williams, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held at The Woodlands Resort & Conference Center, 2301 North Millbend Drive, The Woodlands, Texas 77380, on Wednesday, May 16, 2007, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated April 2, 2007, is acknowledged.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned.
     In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1, FOR the Proposal set forth in Item 2, and AGAINST the Proposals set forth in Items 3, 4 and 5.
(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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To vote in accordance with the Board of Directors’ recommendations just sign below; no boxes need to be checked. If no direction is made, this proxy will be Voted FOR the nominees listed in Item 1 and “FOR” Item 2 and Voted “AGAINST” Items 3, 4, and 5.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1 — ELECTION OF DIRECTORS	The Board of Directors recommends a vote “FOR” the listed nominees and “FOR” proposal 2.

Nominees:	FOR	AGAINST	ABSTAIN	Nominees:	FOR	AGAINST	ABSTAIN	Nominees:	FOR	AGAINST	ABSTAIN
01 K.M. Bader	☐	☐	☐	05 R.L. Crandall	☐	☐	☐	09 D.J. Lesar	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
02 A.M. Bennett	☐	☐	☐	06 K.T. Derr	☐	☐	☐	10 J.L. Martin	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
03 J.R. Boyd	☐	☐	☐	07 S.M. Gillis	☐	☐	☐	11 J.A. Precourt	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
04 M. Carroll	☐	☐	☐	08 W.R. Howell	☐	☐	☐	12 D.L. Reed	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item 2 —	Proposal for Ratification of the Selection of Auditors.	☐	☐	☐

The Board of Directors recommends votes “AGAINST” Proposals 3, 4 and 5.

		FOR	AGAINST	ABSTAIN
Item 3 —	Proposal on Human Rights Review.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
Item 4 —	Proposal on Political Contributions.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
Item 5 —	Proposal on Stockholder Rights Plan.	☐	☐	☐
Item 6 —	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
YES
I PLAN TO ATTEND THE ANNUAL MEETING				☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE
http://www.proxyvoting.com/hal		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
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To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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on the internet at http://www.halliburton.com/annualmeeting